                              ARMOR HOLDINGS, INC.
                                   as Issuer,

                            THE SUBSIDIARY GUARANTORS
                                  as Guarantors

                                       and

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                                   as Trustee

                                 --------------

                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of October 29, 2004

                                  -------------

        2.00% Senior Subordinated Convertible Notes due November 1, 2024

                                Table of Contents

                                                                                    Page

                                    ARTICLE I
                                   Definitions

                                   ARTICLE II
                      Establishment and Terms of the Notes

                                   ARTICLE III
                 Redemptions, Repurchases and Fundamental Changes

                                   ARTICLE IV
                                   Conversion

                                    ARTICLE V
                              Subsidiary Guarantees

                                      -i-

                                   ARTICLE VI
                           Subordination of the Notes

                                   ARTICLE VII
                   Limitation on Unsecured Senior Indebtedness

SECTION 7.01   Limitation on Unsecured Senior Indebtedness...........................29

                                  ARTICLE VIII
                     Consolidation, Merger, Sale or Transfer

SECTION 8.01   Consolidation, Merger, Sale of Transfer...............................29

                                   ARTICLE IX
                                Event of Default

SECTION 9.01        Event of Default.................................................30

                                    ARTICLE X
                             Modification and Waiver

SECTION 10.01       Modification and Waiver..........................................33

                                   ARTICLE XI
                                  Miscellaneous

SECTION 11.01  Trustee Matters.......................................................35
SECTION 11.02  Calculations..........................................................35
SECTION 11.03  Ratification..........................................................35
SECTION 11.04  Counterpart Originals.................................................35
SECTION 11.05  Effect of Headings....................................................35
SECTION 11.06  Governing Law.........................................................35
SECTION 11.07  Provisions for the Sole Benefit of Parties and Holders................35

                                       ii

         FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of October 29, 2004 among Armor Holdings, Inc., a Delaware corporation (the
"Company"), the Subsidiary Guarantors listed as signatories hereto (the
"Subsidiary Guarantors"), and Wachovia Bank, National Association, a national banking association, as trustee (the "Trustee").

                              W I T N E S S E T H:

         WHEREAS, the Company has heretofore entered into an Indenture, dated as of October 29, 2004 (the "Open-End Indenture"), with the Trustee;

         WHEREAS, the Open-End Indenture is incorporated herein by this reference and the Open-End Indenture, as supplemented by this Supplemental
Indenture, is herein called the "Indenture";

         WHEREAS, under the Open-End Indenture, a new series of Securities (as defined in the Open-End Indenture) may at any time be established pursuant to a supplemental indenture executed by the Company and the Trustee;

         WHEREAS, under the Open-End Indenture, subsidiaries of the Company may become subsidiary guarantors with respect to a series of Securities by becoming a signatory to the Open-End Indenture or by executing a separate supplemental indenture;

         WHEREAS, the Company desires to issue up to $345,000,000 Original
Principal Amount (as defined below) of the Notes (as defined below), which will be a new series of Securities under the Indenture;

         WHEREAS, the Subsidiary Guarantors desire to guarantee, jointly and severally, the Company's payment obligations under the Notes; and

         WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the Company and the Subsidiary Guarantors have been done or performed.

         NOW, THEREFORE, in consideration of the agreements and
obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree to the following provisions:

                                    ARTICLE I
                                   Definitions

         Capitalized terms used herein but not defined herein have the meanings ascribed thereto in the Open-End Indenture. To the extent that any provision of this Supplemental Indenture conflicts with the express provisions of the
Open-End Indenture, the provisions of this Supplemental Indenture shall govern and be controlling.

         "Additional Shares Table" means the table set forth in Schedule I hereto.

         "Affiliate" of any specified Person means (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any executive officer or director of such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such
Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

         "Applicable Conversion Rate" means, at the time any determination thereof is to be made, the Initial Conversion Rate as adjusted pursuant to
Sections 3.05 and 4.05 hereof, as applicable.

         "Applicable Conversion Reference Period" means, with respect to a specified Conversion Date: (a) if the Conversion Date occurs after the Company has established a Redemption Date for the relevant Notes in accordance with
Section 3.01, the ten consecutive Trading Days beginning on the third Trading
Day following such Redemption Date; provided that in the case of a partial redemption, this subclause (a) shall apply only to the portion of the Notes called for redemption; or (b) in all other cases, the ten consecutive Trading
Days beginning on the third Trading Day following such Conversion Date.

         "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Closing Sale Price" of the Common Stock on any date means the closing sale price (determined without reference to after-hours or extended market trading) per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported by the New York
Stock Exchange or, if the Common Stock is not then listed on the New York Stock
Exchange, then on the principal U.S. national or regional securities exchange or market on which the Common Stock is then listed or quoted, or if the Common
Stock is not listed for trading on a U.S. national or regional securities exchange or market, the Closing Sale Price shall be the price as reported on the principal other market on which the Common Stock is then traded. In the absence of such quotations, the Board of Directors shall make a good faith determination of the Closing Sale Price.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors who (a) was a member of the Board of Directors on the date of this

                                       -2-

Supplemental Indenture or (b) becomes a member of the Board of Directors subsequent to the date of this Supplemental Indenture and was appointed, nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of
Directors at the time of such appointment, nomination or election.

         "Conversion Agent" means any Person authorized by the Company, in compliance with the terms hereof, to whom the Notes may be presented for conversion.

         "Conversion Date" means, with respect to any Holder, the date on which such Holder has satisfied all the requirements to convert such Holder's Notes set forth in Article IV hereof.

         "Conversion Value" means, as of any Conversion Date, the product of (a)
the Applicable Conversion Rate on that Conversion Date and (b) the average of the Closing Sale Prices of the Common Stock on each of the ten consecutive
Trading Days in the Applicable Conversion Reference Period for that Conversion
Date.

         "Daily Share Amount" means, for any Trading Day, the greater of (a)
zero and (b) a number of shares determined by the following formula:

         (Closing Sale Price on That Trading Day * Applicable Conversion Rate) -
Accreted Principal Amount

                    ---------------------------------------
                   10 * Closing Sale Price on That Trading Day

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the
Maturity Date (as defined below). Notwithstanding the preceding sentence, any
Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital
Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock. The term "Disqualified Stock" shall also include any options, warrants or other rights that are convertible into Disqualified
Stock or that are redeemable at the option of the holder, or required to be redeemed, on or prior to the date that is one year after the Maturity Date.

         "Five Trading Day Reference Period" means, with respect to any six-month period, the five Trading Days ending on the second Trading Day immediately preceding the beginning of such six-month period.

         "Fundamental Change" means the occurrence of any of the following at a time after the Notes are originally issued:

         (a) the Common Stock (or other common stock into which the Notes are convertible) is neither traded on the New York Stock Exchange or another United
States national securities exchange nor quoted on The Nasdaq Stock Market or another established automated over-the-counter trading market in the United
States; or

                                       -3-

         (b) any Person acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company's Capital Stock entitling the Person to exercise 50% or more of the total voting power of all shares of the Company's
Capital Stock entitled to vote generally in elections of directors, other than an acquisition by the Company, any of its Subsidiaries or any of its employee benefit plans and other than any transaction contemplated by clause (c)(ii)
below; or

         (c) the Company merges or consolidates with or into any other Person
(other than a Subsidiary of the Company), another Person merges with or into the
Company, or the Company conveys, sells, transfers or leases all or substantially all of its assets to another Person, other than any transaction:

         (i)   that does not result in a reclassification, conversion, exchange or cancellation of any outstanding Common Stock;

         (ii)  pursuant to which the holders of Common Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Company's Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction;

         (iii) where the Continuing Directors constitute a majority of the board of directors of the continuing or surviving corporation
               immediately after the transaction; or

         (iv)  that is effected solely to change the Company's jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity; or

         (d) at any time the Continuing Directors do not constitute a majority of the Board of Directors (or, if applicable, the board of directors of a successor Person to the Company).

For purposes of this definition, whether a Person is a "beneficial owner" will be determined in accordance with Rule 13d-3 under the Exchange Act and "Person"
includes any syndicate or group that would be deemed to be a "person" under
Section 13(d)(3) of the Exchange Act.

         "Fundamental Change Repurchase Date" means the date specified as such in the notice delivered to Holders pursuant to Section 3.04(c) hereof.

         "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under: (a) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in interest rates; (b) commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements designed to protect such Person against fluctuations in commodity prices; and (c) foreign exchange contracts, currency

                                      -4-

swap agreements and other agreements or arrangements designed to protect such
Person against fluctuations in foreign currency exchange rates.

         "Indebtedness" means, without duplication, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of: (a) borrowed money; (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations described in clause (e) below entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement; (c) banker's acceptances; (d) Capital
Lease Obligations and Attributable Debt; (e) the balance deferred and unpaid of the purchase price of any property which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except any such balance that constitutes an accrued expense or trade payable; (f) Hedging Obligations, other than Hedging Obligations that are incurred for the purpose of protecting the
Company or its Subsidiaries against fluctuations in interest rates, commodity prices or foreign currency exchange rates, and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder; or (g) Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends. In addition, the term "Indebtedness" includes (x) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, and
(y) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such
Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this
Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Disqualified Stock.
The amount of any Indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and shall be:
(x) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and (y) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other
Indebtedness; provided that the obligation to repay money borrowed and set aside at the time of the incurrence of any Indebtedness in order to pre-fund the payment of the interest on such Indebtedness shall be deemed not to be
"Indebtedness" so long as such money is held to secure the payment of such interest.

         "Initial Conversion Rate" means 18.5151 shares of Common Stock per
$1,000 Original Principal Amount of Notes.

                                      -5-

         "Interest Payment Record Date" for the Interest payable on any Interest
Payment Date means the April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

         "Original Principal Amount" with respect to the Notes means $1,000 for each Note and up to $345,000,000 in the aggregate for all Notes (as specified in the Global Securities issued hereunder).

         "Public Acquirer Change of Control" means any event constituting a
Fundamental Change that would otherwise give Holders the right to cause the
Company to repurchase the Notes under Section 3.04 where either (a) the acquirer or (b) if not the acquiror, a direct or indirect majority-owned Subsidiary of the acquirer or (c) if not the acquiror or any direct or indirect majority-owned
Subsidiary of the acquirer, a corporation by which the acquirer is majority-owned has a class of common stock traded on a U.S. national securities exchange or quoted on the Nasdaq Stock Market or which will be so traded or quoted when issued or exchanged in connection with such Fundamental Change.
"Majority-owned" for the purposes of this definition means having "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the respective Person's Voting Stock.

         "Public Acquirer Common Stock" means the class of common stock referred to in the definition of "Public Acquirer Change of Control."

         "Senior Debt" means (a) all Indebtedness of the Company or any
Subsidiary Guarantor outstanding under the Credit Facilities and all Hedging
Obligations with respect thereto, (b) any other Indebtedness (including, without limitation, Hedging Obligations) of the Company or any Subsidiary Guarantor
permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any
Subsidiary Guarantee, and (c) all other Obligations with respect to the items listed in the preceding clauses (a) and (b). Notwithstanding anything to the contrary in this definition, Senior Debt shall not include (i) any liability for federal, state, local or other taxes owed or owing by the Company or any
Subsidiary Guarantor, (ii) any Indebtedness of the Company or any Subsidiary
Guarantor to any Subsidiaries, other Affiliates of the Company or any Subsidiary
Guarantor or, in the case of Indebtedness of any Subsidiary Guarantor, to the
Company, (iii) any trade payables, (iv) the portion of any Indebtedness that is incurred in violation of this Indenture, (v) any Indebtedness of the Company or any Subsidiary Guarantor that, when incurred, was without recourse to the
Company or such Subsidiary Guarantor, (vi) any repurchase, redemption or other
Obligation in respect of Disqualified Stock or any rights with respect thereto, or (vii) any Indebtedness owed to any employee of the Company or any of its
Subsidiaries.

                                      -6-

         "Significant Subsidiary" means any "significant subsidiary" of the
Company within the meaning set forth for that term in Rule 1-02(w) of Regulation
S-X of the Commission.

         "Trading Day" means, with respect to a security, (a) if the applicable security is listed on the New York Stock Exchange or other U.S. national securities exchange or admitted for quotation on the Nasdaq National Market, a day on which the New York Stock Exchange or other U.S. national securities exchange or the Nasdaq National Market, as applicable, is open for trading, or
(b) if the applicable security is not so listed, admitted for trading or quoted, any Business Day.

         "Trading Price" of a Note on any date of determination means the average of the secondary market bid quotations per Note obtained by the Trustee for $2,000,000 principal amount of Notes at approximately 3:30 p.m., New York
City time, on such determination date from two independent nationally recognized securities dealers selected by the Company; provided that (a) if at least two such bids cannot reasonably be obtained by the Trustee, but one such bid can reasonably be obtained by the Trustee, such one bid shall be the Trading Price;
or (b) if the Trustee cannot reasonably obtain at least one bid for $2,000,000 principal amount of Notes from a nationally recognized securities dealer or, in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Notes, then the Trading Price of the Notes will equal (x) the Applicable Conversion Rate of the Notes multiplied by (y) the
Closing Sale Price of the Common Stock on such date of determination.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

                                   ARTICLE II
                      Establishment and Terms of the Notes

         SECTION 2.01 Establishment of Series.

         (a) There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company's 2.00% Senior Subordinated
Convertible Notes due November 1, 2024 (the "Notes").

         (b) Subject to the provisions of the Open-End Indenture, up to
$345,000,000 aggregate Original Principal Amount of Notes may be authenticated and delivered under this Indenture. The Notes that are to be authenticated and delivered on the date hereof (the "Initial Notes") will be in an aggregate
Original Principal Amount of $300,000,000. The Notes shall be issued in definitive fully registered form without coupons in denominations of $1,000
Original Principal Amount or any integral multiple thereof.

         (c) With respect to any additional Notes the Company elects to issue under this Indenture (the "Additional Notes"), the Company shall set forth in an
Officers' Certificate the Original Principal Amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture and the issue price and the issue date of such Additional Notes, including the date from which
Interest shall accrue. For purposes of the Indenture, Notes will not be deemed to be Additional Notes unless the maturity date, interest payment dates, record date, rate of interest and subordination provisions are identical to those in the Initial Notes. The Initial Notes

                                      -7-

and the Additional Notes shall be considered collectively as a single class for all purposes of this Indenture. Holders of the Initial Notes and the Additional
Notes will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial
Notes or the Additional Notes shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

         (e) The Notes shall be issued in the form of one or more Global
Securities in substantially the form set out in Exhibit A and with the terms further provided herein. The initial Depositary with respect to the Notes shall be The Depository Trust Company.

         SECTION 2.02 Maturity, Payment of Principal and Interest.

         (a) Maturity. The Notes will mature on November 1, 2024 (the "Maturity
Date") and Holders will be entitled to receive the Accreted Principal Amount of their Notes on that date, unless the Notes were earlier redeemed, repurchased, converted or exchanged pursuant to the terms of the Indenture.

         (b) Regular Interest. Interest will accrue on the Notes at the rate of
2.00% per year during any six-month period from and including November 1 to and including April 30 and from and including May 1 to and including October 31
(provided that the initial interest period shall begin on October 29, 2004 and shall end on April 30, 2005) (such Interest being "Regular Interest"), provided that the Notes will cease to accrue Regular Interest as of November 1, 2011. The
Interest Payment Dates for Regular Interest will be the May 1 or November 1, as applicable, following the relevant six-month period.

         (c) Contingent Interest. (i) On and after November 1, 2011, Interest will accrue on the Notes during any six-month period from and including November
1 to and including April 30 or from and including May 1 to and including October
31 if the average Trading Price of the Notes for the Five Trading Day Reference
Period for such six-month period equals 120% or more of the Accreted Principal
Amount of the Notes plus accrued and unpaid Regular Interest as of the relevant
Interest Payment Date (such Interest being "Contingent Interest"). The Interest
Payment Dates for Contingent Interest, if any, will be the May 1 or November 1, as applicable, following the relevant six-month period.

         (ii) The amount of Contingent Interest payable on the Notes in respect of any six-month period, if applicable, will be equal to 0.15% of the average
Trading Price per Note for the applicable Five Trading Day Reference Period.

         (iii) The determination as to whether Contingent Interest will accrue with respect to a six-month period shall be made as soon as practicable after the start of such six-month period. Within 10 days of a determination that the
Holders of the Notes are entitled to receive Contingent Interest for a relevant six-month period, the Company shall notify Holders of this determination, issue a press release containing information regarding the determination, and publish the information through a public medium customary for such press releases.

         (d) Accretion. Until October 31, 2011, the accreted principal amount
(the "Accreted Principal Amount") of a Note will be equal to the Original
Principal Amount of that Note. Beginning on November 1, 2011, the Original
Principal Amount shall commence

                                      -8-

increasing at a rate that provides holders with an aggregate annual yield to maturity of 2.00% (computed on a semiannual bond equivalent-yield basis), which increased amount shall from time to time thereafter constitute the "Accreted
Principal Amount".

         (e) Interest and Principal Payments Generally. (i) All payments of principal and Interest on the Notes shall be made in accordance with the
Open-End Indenture, as supplemented hereby. Payments on the Notes will be made in U.S. Dollars at the office of the Paying Agent. The Company may, at its option, make payments by check mailed to the Holder's registered address set forth in the Security Register maintained by the Security Registrar or, with respect to Global Securities, by wire transfer to the accounts specified by the
Depositary. All Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         (ii) In the event that any Interest becomes payable on the Notes, a
Holder of Notes at the close of business on an Interest Payment Record Date shall be entitled to receive such Interest on the corresponding Interest Payment
Date; provided, however, that if the Company redeems such Notes under Section
3.01, or such Holder elects to require the Company to repurchase such Notes under Section 3.02, on a Redemption Date or Repurchase Date, as the case may be, that is after such Interest Payment Record Date and on or prior to the corresponding Interest Payment Date, the Company will pay accrued and unpaid
Interest on the Note being redeemed or repurchased to, but excluding, the
Redemption Date or Repurchase Date, as the case may be, to the same Person to whom the Accreted Principal Amount of such Note is paid.

         SECTION 2.03 Sinking Fund. The Notes do not have the benefit of any sinking fund obligations. The provisions of Article IV of the Open-End Indenture do not apply to the Notes.

         SECTION 2.04 Defeasance. The Notes will not be defeasible in any manner. The provisions of Article V of the Open-End Indenture do not apply to the Notes.

         SECTION 2.05 Paying Agent and Registrar. The Company initially appoints the Trustee as Paying Agent and as Security Registrar with respect to the Notes.
The Company may appoint and change any Paying Agent without prior notice to the
Trustee or the Holders. The Place of Payment for the Notes shall be an office maintained by the Paying Agent in the borough of Manhattan, the City of New
York.

         SECTION 2.06 Conversion Agent. The Company initially appoints the
Trustee as the Conversion Agent with respect to the Notes. The Company may appoint and change any Conversion Agent without prior notice to the Trustee or the Holders. The Conversion Agent may not be an Affiliate of the Company or any
Subsidiary thereof.

         SECTION 2.07 Tax Treatment. The Company agrees, and by acceptance of a beneficial ownership interest in the Notes each Holder of Securities will be deemed to have agreed, for United States federal income tax purposes, (a) to treat the Notes as indebtedness that is subject to United States Treasury
Regulations Section 1.1275-4 (the "Contingent Payment Debt Regulations") and,
for purposes of the Contingent Payment Debt Regulations, to treat the fair market value of any stock beneficially received by a Holder upon any conversion of the Notes as a contingent payment and (b) to be bound by the Company's determination of the

                                      -9-

comparable yield and projected payment schedule, within the meaning of the
Contingent Payment Debt Regulations, with respect to the Notes. A Holder of
Securities may obtain the issue price, issue date, comparable yield and projected payment schedule by submitting a written request to the Company at the following address: Armor Holdings, Inc., 1400 Marsh Landing Parkway, Suite 112,
Jacksonville, Florida 32250, Attention: Secretary.

                                  ARTICLE III
                Redemptions, Repurchases and Fundamental Changes

         SECTION 3.01 Redemption Rights.

         (a) The Company will have the right to redeem the Notes, in whole or in part, for cash at any time or from time to time on or after November 1, 2011 at a Redemption Price equal to 100% of the Accreted Principal Amount of the Notes selected for redemption, plus accrued and unpaid Interest, if any, to, but not including, the Redemption Date.

         (b) Any redemption pursuant to this Section 3.01 shall be made in accordance with the provisions of Article III of the Open-End Indenture.

         (c) If the Company exercises its right to redeem the Notes, in whole or in part, it will, substantially simultaneously with the issuance of the notification described in Section 3.02(b) of the Open-End Indenture, disseminate a press release containing information regarding the redemption and publish the information through a public medium that is customary for such press release.

         SECTION 3.02 Repurchase Rights.

         (a) Subject to the satisfaction of the requirements of this Section
3.02, Holders will have the right to require the Company to repurchase the Notes on November 1, 2011, November 1, 2014 and November 1, 2019 (each, a "Repurchase
Date") for a repurchase price in cash equal to 100% of the Accreted Principal
Amount of the Notes to be repurchased, plus accrued and unpaid Interest, if any, to, but not including, the Repurchase Date (the "Repurchase Price"). The Company
will be required to repurchase any outstanding Notes for which a Holder delivers a written repurchase notice to the Paying Agent in the form attached as Annex C to Exhibit A hereto during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the relevant Repurchase
Date until the close of business on the last Business Day prior to the
Repurchase Date, unless the repurchase notice is given and withdrawn during the period, in which case the Company will not be obligated to repurchase the Notes for which the repurchase notice was withdrawn.

         (b) The Company will give notice at least 20 Business Days prior to each Repurchase Date to all Holders at their addresses shown in the Security
Register and to beneficial owners of Notes as required by applicable law stating, among other things, the procedures described herein that Holders must follow to require the Company to repurchase their Notes.

         (c) The repurchase notice given by each Holder electing to require the
Company to repurchase Notes must state:

                                      -10-

         (i)   if the Notes are certificated, the certificate numbers of the
               Notes to be delivered for repurchase;

         (ii)  the portion of the Original Principal Amount of Notes to be repurchased, which must be $1,000 or an integral multiple
               thereof; and

         (iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture.

         If Notes are not in certificated form, the repurchase notice must comply with appropriate Depositary procedures.

         (d) A Holder may withdraw any repurchase notice (in whole or in part)
by delivering a written notice of withdrawal to the Paying Agent prior to the close of business on the Business Day immediately preceding the Repurchase Date.
The notice of withdrawal must state:

         (i)   the Original Principal Amount of Notes for which the repurchase notice is being withdrawn;

         (ii)  if the Notes are certificated, the certificate numbers of the
               Notes being withdrawn; and

         (iii) the Original Principal Amount, if any, of the Notes that remain subject to the repurchase notice.

         If Notes are not in certificated form, the withdrawal notice must comply with appropriate Depositary procedures.

         (e) In connection with any repurchase, the Company will, to the extent applicable:

         (i)   comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable; and

         (ii)  file Schedule TO or any other required schedule under the
               Exchange Act.

         (f) The Company's obligation to pay the Repurchase Price for Notes for which a repurchase notice has been delivered and not validly withdrawn is conditioned upon the Holder either effecting book-entry transfer or delivering the Notes, together with necessary endorsements, to the office of the Paying
Agent at any time after delivery of the repurchase notice. Subject to the satisfaction of the requirements of this Section 3.02, the Company will cause the Repurchase Price for the Notes to be paid promptly following the later of the Repurchase Date or the time of delivery or book-entry transfer of the Notes.

         (g) The Company shall deposit cash, at the time and in the manner contemplated by Section 3.03 of the Open-End Indenture, sufficient to pay the
Repurchase Price

                                      -11-

of all Notes to be repurchased hereunder. If the Paying Agent holds money sufficient to pay the Repurchase Price of the Notes for which a repurchase notice has been given and not withdrawn on the Business Day immediately following the Repurchase Date in accordance with the terms of the Indenture, then, immediately after the Repurchase Date, such Notes will cease to be outstanding and interest, if any, on such Notes will cease to accrue, whether or not the Notes are delivered to the Paying Agent or a book-entry transfer is effected, and all other rights of the Holder shall terminate, other than the right to receive the Repurchase Price upon delivery of the Notes.

         SECTION 3.03 Exchange in Lieu of Repurchase. If a Holder exercises its right to require the Company to repurchase any of such Holder's Notes in accordance with Section 3.02, the Company may cause the Notes first to be offered to a financial institution chosen by the Company for exchange in lieu of repurchase. In order to accept any Notes surrendered for repurchase, the designated institution must agree to deliver, in exchange for such Notes, the
Repurchase Price for such Notes the Holder otherwise would receive upon repurchase by the Company. If the designated institution accepts any such Notes for repurchase, it will deliver the Repurchase Price to the Paying Agent. Any
Notes purchased by the designated institution will remain outstanding. If the designated institution agrees to accept any Notes for repurchase but does not timely deliver the related Repurchase Price payment, the Company will, as promptly as practical thereafter, but not later than one Business Day following the Repurchase Date, cause the Repurchase Price for the Notes to be paid.

         The Company's designation of an institution to which the Notes may be submitted for repurchase does not obligate such institution to accept any Notes.
If the designated institution declines to accept any Notes surrendered for repurchase, the Company will repurchase the Notes on the terms described in
Section 3.02.

         The Company will not pay any consideration to, or otherwise enter into any arrangement with, the designated institution for or with respect to such designation.

         SECTION 3.04 Repurchase at Option of the Holder Upon a Fundamental
Change.

         (a) Subject to the satisfaction of the requirements of this Section
3.04, if a Fundamental Change occurs at any time prior to the Maturity Date, each Holder will, upon receipt of the notice of the occurrence of a Fundamental
Change described in Section 3.04(c), have the right (subject to the Company's rights upon delivery of a Public Acquisition Notice as defined in Section 3.06)
to require the Company to repurchase any or all of such Holder's Notes for cash in an amount equal to 100% of the Accreted Principal Amount of the Notes to be
repurchased plus accrued and unpaid Interest, if any, to (but not including) the
Fundamental Change Repurchase Date (the "Fundamental Change Repurchase Price"),
unless such Fundamental Change Repurchase Date falls after an Interest Payment
Record Date and on or prior to the corresponding Interest Payment Date, in which case the Fundamental Change Repurchase Price will include the full amount of accrued and unpaid Interest payable on such Interest Payment Date to the Holder of record at the close of business on the corresponding Interest Payment Record
Date.

                                      -12-

         (b) Notwithstanding the foregoing, Holders will not have the right to require the Company to repurchase any Notes if a Fundamental Change described in clause (b) or (c) in the definition of Fundamental Change occurs (and the
Company will not be required to deliver the notice described in Section
3.04(c)), if either:

         (i)   the Closing Sale Price of the Common Stock for any five Trading
               Days within the period of 10 consecutive Trading Days ending immediately after the later of the effective date of the
               Fundamental Change or the date of the public announcement of the
               Fundamental Change, in the case of a Fundamental Change relating to an acquisition of Capital Stock under clause (b) of the definition of Fundamental Change, or the period of ten
               consecutive Trading Days ending immediately before the effective date of the Fundamental Change, in the case of a Fundamental
               Change relating to a merger, consolidation, asset sale or
               otherwise under clause (c) of the definition of Fundamental
               Change, equals or exceeds 105% of the Applicable Conversion Price of the Notes in effect on each of those five Trading Days; or

         (ii)  at least 95% of the consideration paid for the Common Stock
               (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights) in a merger or consolidation or a conveyance, sale, transfer or lease otherwise constituting a Fundamental Change under clause (b) and/or (c) of the definition of Fundamental Change consists of shares of
               Capital Stock traded on the New York Stock Exchange or another
               United States national securities exchange or quoted on the
               Nasdaq Stock Market or another established automated
               over-the-counter trading market in the United States (or will be so traded or quoted immediately following the merger or
               consolidation) and as a result of the merger or consolidation the
               Notes become convertible into shares of such Capital Stock.

         (c) Subject to Sections 3.04(b) and 3.06, on or before the 30th day after the effective date of a Fundamental Change, the Company will provide to all Holders of the Notes, the Trustee and the Paying Agent a notice of the occurrence of the Fundamental Change and of the resulting repurchase right. Such notice shall state:

         (i)     the events causing the Fundamental Change;

         (ii)    whether the Fundamental Change falls under clause (b), (c) or
                 (d) of the definition of Fundamental Change, in which case the conversion adjustments described in Section 3.05 will be
                 applicable;

         (iii)   the effective date of the Fundamental Change;

         (iv)    the last date on which a Holder may exercise its repurchase right;

         (v)     the Fundamental Change Repurchase Price;

                                      -13-

         (vi)    the Fundamental Change Repurchase Date;

         (vii)   the name and address of the Paying Agent and the Conversion
                 Agent;

         (viii)  the original conversion rate and any adjustments to the original conversion rate;

         (ix)    that the Notes with respect to which a Fundamental Change
                 repurchase notice has been given by the Holder may be converted only if the Holder withdraws the Fundamental Change repurchase notice as described in clause (d) below; and

         (x)     the procedures that Holders must follow to require the Company to repurchase their Notes and to withdraw any repurchase
                 notice.

         Substantially simultaneously with providing such notice, the Company will issue a press release and publish the information through a public medium customary for such press releases.

         (d) To exercise the repurchase right in connection with a Fundamental
Change, a Holder must, before the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date, deliver the Notes to be purchased to the Paying Agent, duly endorsed for transfer, or effect book-entry transfer of the Notes to the Paying Agent, and must deliver the
Fundamental Change repurchase notice duly completed to the Paying Agent. The
Fundamental Change repurchase notice must state:

         (i)     if the Notes are certificated, the certificate numbers of the
                 Notes to be delivered for repurchase;

         (ii)    the portion of the Original Principal Amount of the Notes to be repurchased, which must be equal to $1,000 or an integral
                 multiple thereof; and

         (iii)   that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture.

         If the Notes are not in certificated form, the repurchase notice must comply with appropriate Depositary procedures.

         A Holder may withdraw any Fundamental Change repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the Paying
Agent prior to the close of business on the Business Day prior to the
Fundamental Change Repurchase Date. The notice of withdrawal must state:

         (i)     the Original Principal Amount of the Notes for which the
                 repurchase notice has been withdrawn;

                                      -14-

         (ii)    if certificated Notes have been issued, the certificate numbers of the withdrawn Notes; and

         (iii)   the Original Principal Amount, if any, that remains subject to the repurchase notice.

         If the Notes are not in certificated form, the withdrawal notice must comply with appropriate Depositary procedures.

         (e) The Company must repurchase the Notes for which a Fundamental
Change repurchase notice has been delivered and not withdrawn no less than 20 and no more than 35 days after the date of the Company's notice of the occurrence of the relevant Fundamental Change, subject to extension to comply with applicable law. To receive payment of the Fundamental Change Repurchase
Price, a Holder must either effect book-entry transfer or deliver the Notes, together with necessary endorsements, to the office of the Paying Agent after delivery of the repurchase notice. Holders will receive payment of the
Fundamental Change Repurchase Price promptly following the later of the
Fundamental Change Repurchase Date or the time of book-entry transfer or the delivery of the Notes. If the Paying Agent holds money or securities sufficient to pay the Fundamental Change Repurchase Price of the Notes on the Business Day
following the Fundamental Change Repurchase Date, then:

         (i)     the Notes will cease to be outstanding and Interest, if any, will cease to accrue (whether or not book-entry transfer of the
                 Notes is made or whether or not the Note is delivered to the
                 Paying Agent); and

         (ii)    all other rights of the Holder will terminate (other than the right to receive the Fundamental Change Repurchase Price upon delivery or transfer of the Notes).

         SECTION 3.05 Adjustment to Applicable Conversion Rate Upon a
Fundamental Change.

         (a) If and only to the extent that a Holder converts Notes in connection with a Fundamental Change described in clause (b), (c) or (d) of the definition of Fundamental Change (and subject to the Company's rights upon delivery of a Public Acquisition Notice as defined in Section 3.06), the Company will increase the Applicable Conversion Rate for the Notes surrendered for conversion by a number of additional shares (the "Additional Shares") as described in this Section 3.05; provided, however, that no increase will be made in the case of a Fundamental Change if at least 95% of the consideration paid for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights) in such Fundamental
Change transaction consists of shares of Capital Stock traded on the New York
Stock Exchange or another United States national securities exchange or quoted on the Nasdaq Stock Market or another established automated over-the-counter trading market in the United States (or that will be so traded or quoted immediately following the transaction).

         (b) The number of Additional Shares will be determined by reference to the Additional Shares Table, based on the effective date of the Fundamental
Change transaction and the price (the "Stock Price") paid per share of Common
Stock in such Fundamental Change

                                      -15-

transaction. If holders of Common Stock receive only cash in such Fundamental
Change transaction, the Stock Price will be the cash amount paid per share of
Common Stock. Otherwise, the Stock Price will be the average of the Closing Sale
Prices of the Common Stock on each of the five consecutive Trading Days prior to but not including the effective date of the Fundamental Change.

         (c) A conversion of Notes by a Holder will be deemed for these purposes to be "in connection with" a Fundamental Change if the conversion notice is received by the Conversion Agent on or subsequent to the effective date of the
Fundamental Change but before the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date. The Company will pay Holders the conversion consideration for the Notes surrendered for conversion in connection with such Fundamental Change on a date determined by the Company, provided that such date must be after the effective date of the
Fundamental Change and on or prior to the date on which the Company sends to
Holders the repurchase notice described in Section 3.04(c).

         (d) The Stock Prices set forth in the first row of the Additional
Shares Table (i.e., the column headers) will be adjusted as of any date on which the conversion rate of the Notes is adjusted, as described in Section 4.05. The adjusted Stock Prices will equal (i) the Stock Prices applicable immediately prior to such adjustment, multiplied by (ii) a fraction, (A) the numerator of which is the Applicable Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and (B) the denominator of which is the Applicable Conversion Rate as so adjusted. The number of Additional Shares will be adjusted in the same manner as the Applicable Conversion Rate as set forth in Section 4.05.

         (e) The exact Stock Price and effective date of the Fundamental Change may not be set forth on the Additional Shares Table; in which case, if the Stock
Price is:

         (i)     between two Stock Price amounts on the Additional Shares Table or the effective date of the Fundamental Change is between two dates on the Additional Shares Table, the number of Additional
                 Shares will be determined by straight-line interpolation
                 between the number of Additional Shares set forth for the
                 higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year;

         (ii)    more than $250.00 per share (subject to adjustment), no
                 Additional Shares will be issued upon conversion; and

         (iii)   less than $39.28 per share (subject to adjustment), no
                 Additional Shares will be issued upon conversion.

         SECTION 3.06 Public Acquirer Change of Control.

         (a) Within five Trading Days prior to but not including the expected effective date of a Public Acquirer Change of Control, the Company will provide a notice (a "Public Acquisition Notice") to all Holders, the Trustee, any Paying
Agent and any Conversion Agent describing the anticipated Public Acquirer Change of Control and stating whether the Company will:

                                      -16-

         (i)     elect to adjust the Applicable Conversion Rate and related conversion obligation as described in this Section 3.06, in which case the Holders will not have the right to require the
                 Company repurchase their Notes as described in Section 3.04 and will not have the right to the Applicable Conversion Rate
                 adjustment described in Section 3.05; or

         (ii)    not elect to adjust the Applicable Conversion Rate and related conversion obligation as described in this Section 3.06, in which case the Holders will have the right to require the
                 Company to repurchase their Notes as described in Section 3.04 and/or the right to an Applicable Conversion Rate adjustment as described in Section 3.05, in each case in accordance with the respective provisions of those Sections.

         (b) If the Public Acquisition Notice indicates that the Company is making the election described in Section 3.06(a)(i), then the Applicable
Conversion Rate and the related conversion obligation shall be adjusted such that from and after the effective date of the Public Acquirer Change of Control,
Holders of the Notes will be entitled to convert their Notes into a number of shares of Public Acquirer Common Stock and the Applicable Conversion Rate will be adjusted by multiplying the Applicable Conversion Rate in effect immediately before the Public Acquirer Change of Control by a fraction:

         (i)     the numerator of which will be (A) in the case of a
                 consolidation, merger or binding share exchange, pursuant to which Common Stock is converted into cash, securities or other property, the average value of all cash and any other
                 consideration (as determined by the Board of Directors) paid or payable per share of Common Stock or (B) in the case of any other Public Acquirer Change of Control, the average of the
                 Closing Sale Price of the Common Stock for the five consecutive
                 Trading Days prior to but excluding the effective date of such
                 Public Acquirer Change of Control; and

         (ii)    the denominator of which will be the average of the Closing
                 Sale Price of the Public Acquirer Common Stock for the five consecutive Trading Days prior to but excluding the effective date of such Public Acquirer Change of Control.

                                   ARTICLE IV
                                   Conversion

         SECTION 4.01 Conversion Rights. Holders of Notes will be entitled to convert their Notes, in denominations of $1,000 Original Principal Amount or integral multiples thereof, into Common Stock at any time prior to the Maturity
Date, subject to prior redemption or repurchase of the Notes.

                                      -17-

         SECTION 4.02 Conversion Consideration. Upon surrendering Notes for conversion, a Holder will receive, in respect of each $1,000 Original Principal
Amount of Notes:

         (a) cash in an amount equal to the lesser of (i) the Accreted Principal
Amount of such Notes as of the Conversion Date or (ii) the Conversion Value; and

         (b) a number of fully paid and nonassessable shares (calculated to the nearest 1/100th of a share) of Common Stock equal to the sum of the Daily Share
Amounts for each Trading Day during the Applicable Conversion Reference Period, provided, however, that no fractional shares of Common Stock will be issued upon conversion of any Notes. Instead of any fractional shares of Common Stock that would otherwise be issued upon conversion of such Notes, the Company will pay a cash amount (calculated to the nearest cent) equal to such fraction multiplied by the Closing Sales Price of the Common Stock on the last Trading Day prior to the Conversion Date.

         If a Holder will receive shares of Common Stock upon conversion of
Notes, then the Holder will also receive any associated rights under any stockholder rights plan the Company may adopt, whether or not the rights have separated from the Common Stock at the time of conversion unless, prior to conversion, the rights have expired, terminated or been redeemed or exchanged.

         SECTION 4.03 Conversion Procedures. (a) To surrender a Note for conversion, a Holder must (i) complete and manually sign the irrevocable conversion notice included as Annex A to Exhibit A hereto (or complete and manually sign a facsimile of such notice) and deliver such notice to the
Conversion Agent, (ii) effect book-entry transfer of the Note or, in the case of a certificated Note, deliver the Note to the Conversion Agent and furnish appropriate endorsements and transfer documents, (iii) pay all funds required, if any, relating to Interest on the Note to be converted to which the Holder is not entitled, as described in Section 4.03(b) and (iv) pay any transfer or similar tax, if required. The Company will pay any documentary stamp or similar issue or transfer tax due on the issuance of shares of Common Stock upon the conversion, unless the tax is due because the Holder requests the shares of
Common Stock to be issued or delivered in a name other than the Holder's, in which case the Holder must pay the tax. Shares of Common Stock and cash deliverable upon conversion will be delivered through the Conversion Agent no later than the third Business Day following the last day of the Applicable
Conversion Reference Period (except as described in Section 3.05(c)).

         (b) Any Holder that surrenders any Note for conversion during the period between the close of business on an Interest Payment Record Date and ending with the opening of business on the corresponding Interest Payment Date shall be required to pay to the Company an amount equal to the Interest payable by the Company to such Holder with respect to such Note on such Interest Payment
Date at the time such Holder delivers the related conversion notice; provided, however, that this requirement shall not apply if the Notes to which such conversion notice applies have been called for redemption by the Company pursuant to Section 3.01 prior to the Conversion Date and the applicable
Redemption Date is after such Interest Payment Record Date but on or prior to such Interest Payment Date.

                                      -18-

         (c) No payment or adjustment will be made upon conversion for dividends on the shares of Common Stock except as provided in Section 4.05, or for accrued and unpaid Interest. On conversion of any Notes, that portion of Interest attributable to the period from the Issue Date through the Conversion Date with respect to the converted Notes shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the cash payment and any Common Stock due upon conversion pursuant to the terms hereof.

         SECTION 4.04 Exchange in Lieu of Conversion. When a Holder surrenders
Notes for conversion in accordance with this Article IV, the Conversion Agent may direct the Holder to surrender the Notes to a financial institution designated by the Company for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the designated institution must agree to deliver, in exchange for the Notes, the cash payment, including cash for any fractional shares, and the number of shares of Common Stock issuable upon conversion. If the designated institution accepts any such Notes, it will deliver the appropriate consideration to the Conversion Agent and the Conversion
Agent will deliver that consideration to the Holder. Any Notes exchanged by the designated institution will remain outstanding. If the designated institution agrees to accept any Notes for exchange but does not timely deliver the related consideration, the Company will, as promptly as practical thereafter, but not later than the third Business Day following the Conversion Date, convert the
Notes and deliver the cash payment and the number of shares of Common Stock issuable upon conversion.

         The Company's designation of an institution to which the Notes may be submitted for exchange does not obligate the institution to accept any Notes. If the designated institution declines to accept any Notes surrendered for exchange, the Company will convert those notes into the cash payment and the number of shares of Common Stock issuable upon conversion, as described in
Section 4.02. The Company will not pay any consideration to, or otherwise enter into any arrangement with, the designated institution for or with respect to such designation.

         SECTION 4.05 Anti-Dilution Adjustments. The Applicable Conversion Rate
will be subject to adjustment, without duplication, upon the occurrence of any of the following events:

         (a) the Company pays a dividend or makes a distribution on the Common
Stock, payable exclusively in shares of Common Stock or other Capital Stock of the Company;

         (b) the Company issues to all or substantially all holders of Common
Stock rights or warrants that allow such holders to purchase shares of Common
Stock for a period expiring within 60 days from the date of issuance of the rights or warrants at less than the current market price;

         (c) the Company:

         (i)     subdivides or splits the outstanding shares of Common Stock into a greater number of shares;

         (ii)    combines or reclassifies the outstanding shares of Common Stock into a smaller number of shares; or

                                      -19-

         (iii)   issues by reclassification of the shares of Common Stock any shares of the Capital Stock of the Company;

         (d) the Company distributes to all or substantially all holders of
Common Stock evidences of indebtedness, securities or assets or certain rights to purchase its securities, but excluding:

         (i)     dividends or distributions described in paragraph (a) above;

         (ii)    rights or warrants described in paragraph (b) above;

         (iii)   dividends or distributions paid exclusively in cash described in paragraph (e), (f) or (g) below;

(the "distributed assets"), in which event (other than in the case of a spin-off as described below), the conversion rate in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive that distribution will be increased by multiplying:

         (x)     the Applicable Conversion Rate; by

         (y)     a fraction, (1) the numerator of which is the current market price of the Common Stock and (2) the denominator of which is the current market price of the Common Stock minus the fair market value, as determined by the Board of Directors, whose determination in good faith will be conclusive, of the portion of those distributed assets applicable to one share of Common
                 Stock.

         For purposes of this paragraph (d) (unless otherwise stated), the
"current market price" of the Common Stock means the average of the Closing Sale
Prices of the Common Stock for the five consecutive Trading Days ending on the
Trading Day prior to the ex-dividend Trading Day for such distribution, and the new Applicable Conversion Rate shall take effect immediately after the record date fixed for determination of the stockholders entitled to receive such distribution.

         Notwithstanding the foregoing, in cases where (x) the fair market value per share of Common Stock of the distributed assets equals or exceeds the current market price of the Common Stock, or (y) the current market price of the
Common Stock exceeds the fair market value per share of Common Stock of the distributed assets by less than $1.00, in lieu of the foregoing adjustment, the
Holder will have the right to receive upon conversion, in addition to cash and shares of Common Stock, if any, the distributed assets the Holder would have received if the Holder had converted the Notes immediately prior to the record date.

         In respect of a dividend or other distribution of shares of Capital
Stock of any class or series, or similar equity interests, of or relating to a
Subsidiary of the Company or other business unit, referred to herein as a
"spin-off," the Applicable Conversion Rate in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive that distribution will be increased by multiplying:

                                      -20-

         (x)     the Applicable Conversion Rate; by

         (y)     a fraction, (1) the numerator of which is (A) the current
                 market price of the Common Stock plus (B) the fair market value of the Common Stock, determined as described below, of the portion of those shares of Capital Stock or similar equity interests so distributed applicable to one share of Common
                 Stock, and (2) the denominator of which is the current market price of the Common Stock.

         The adjustment to the Applicable Conversion Rate in the event of a spin-off will occur at the earlier of:

         (x)     the tenth Trading Day from, and including, the effective date of the spin-off; and

         (y)     the date of the initial public offering of the securities being distributed in the spin-off, if that initial public offering is effected simultaneously with the spin-off.

         For purposes of this paragraph (d), "initial public offering" means the first time securities of the same class or type as the securities being distributed in the spin-off are bona fide offered to the public for cash.

         In the event of a spin-off that is not effected simultaneously with an initial public offering of the securities being distributed in the spin-off, the
"fair market value" of the securities to be distributed to holders of Common
Stock means the average of the Closing Sale Prices of those securities over the ten consecutive Trading Days following the effective date of the spin-off. For the purpose of this paragraph (d), the "current market price" of the Common
Stock means the average of the Closing Sale Prices of the Common Stock over the ten consecutive Trading Days following the effective date of the spin-off.

         If, however, an initial public offering of the securities being distributed in the spin-off is to be effected simultaneously with the spin-off, the "fair market value" of the securities being distributed in the spin-off means the initial public offering price, while the current market price of the
Common Stock means the Closing Sale Price of the Common Stock on the Trading Day
on which the initial public offering price of the securities being distributed in the spin-off is determined.

         (e) the Company makes a distribution consisting exclusively of cash to all or substantially all holders of outstanding shares of Common Stock, in which event the Applicable Conversion Rate will be adjusted by multiplying:

         (i)     the Applicable Conversion Rate; by

         (ii)    a fraction, (A) the numerator of which is the current market price of the Common Stock, and (B) the denominator of which is the current market price of the Common Stock, minus the amount per share of such distribution.

                                      -21-

         Notwithstanding the foregoing, in cases where (i) the amount per share of Common Stock of such distribution equals or exceeds the current market price of the Common Stock or (ii) the current market price of the Common Stock exceeds the amount per share of Common Stock of such distribution by less than $1.00, in lieu of the foregoing adjustment, the Holder will have the right to receive upon conversion, in addition to cash and shares of Common Stock, if any, such distribution the Holder would have received if the Holder had converted the
Notes immediately prior to the record date. For purposes of this paragraph (e), the "current market price" of the Common Stock means the average of the Closing
Sale Prices of the Common Stock for the five consecutive Trading Days ending on the Trading Day prior to the ex-dividend Trading Day for such cash distribution, and the new Applicable Conversion Rate shall take effect immediately after the record date fixed for determination of the stockholders entitled to receive such distribution.

         (f) the Company or one of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock, in which event, to the extent the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Sale Price of the Common stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, as the case may be, the
Applicable Conversion Rate will be adjusted by multiplying:

         (i)     the Applicable Conversion Rate; by

         (ii)    a fraction, (A) the numerator of which will be the sum of (1)
                 the fair market value, as determined by the Board of Directors, of the aggregate consideration payable for all shares of Common
                 Stock the Company or any such Subsidiary purchases in the
                 tender or exchange offer and (2) the product of (x) the number of shares of Common Stock outstanding less any such purchased shares and (y) the Closing Sale Price of the Common Stock on the Trading Day next succeeding the date of the expiration of the tender or exchange offer, and (B) the denominator of which will be the product of (1) the number of shares of Common Stock outstanding, including any such purchased shares, and (2) the
                 Closing Sale Price of the Common Stock on the Trading Day next succeeding the date of expiration of the tender or exchange offer.

         (g) the Company or one of its Subsidiaries makes a payment in respect of a repurchase of the Common Stock, the consideration for which exceeded the then-prevailing market price of the Common Stock (such amount being the
"repurchase premium"), and that repurchase, together with any other repurchases of Common Stock by the Company or a Subsidiary involving a repurchase premium concluded within the preceding 12 months, resulted in the payment by the Company and its Subsidiaries of an aggregate consideration exceeding an amount equal to
10% of the market capitalization of the Common Stock, the Applicable Conversion
Rate will be adjusted by multiplying:

         (i)     the Applicable Conversion Rate; by

                                      -22-

         (ii)    a fraction, (A) the numerator of which is the current market price of the Common Stock and (B) the denominator of which is
                 (1) the current market price of the Common Stock, minus (2) the quotient of (x) the aggregate amount of all of the repurchase premiums paid in connection with such repurchases and (y) the number of shares of Common Stock outstanding on the day next succeeding the date of the repurchase triggering the
                 adjustment, as determined by the Board of Directors;

provided that no adjustment to the Applicable Conversion Rate shall be made to the extent the Applicable Conversion Rate is not increased as a result of the above calculation; and provided further that the repurchases of Common Stock effected by the Company, its Subsidiary or their respective agents in conformity with Rule 10b-18 under the Exchange Act will not be included in any adjustment to the Applicable Conversion Rate made under this paragraph (g). For purposes of this paragraph (g), (i) the market capitalization will be calculated by multiplying (A) the current market price of the Common Stock by (B) the number of shares of Common Stock then outstanding on the date of the repurchase triggering the adjustment, and (ii) the current market price will be the average of the Closing Sale Prices of the Common Stock for the five consecutive Trading
Days beginning on the Trading Day next succeeding the date of the repurchase triggering the adjustment, and (iii) in determining the repurchase premium, the
"then-prevailing market price" of the Common Stock will be the average of the
Closing Sale Prices of the Common Stock for the five consecutive Trading Days ending on the relevant repurchase date.

         In addition to the adjustments set forth above, the Company may increase the Applicable Conversion Rate as the Board of Directors considers advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of
Capital Stock (or rights to acquire Capital Stock) or from any event treated as such for income tax purposes. The Company may also, from time to time, to the extent permitted by applicable law, increase the Applicable Conversion Rate by any amount for any period of at least 20 days if the Board of Directors has determined that such increase would be in the Company's best interests. If the
Board of Directors makes such a determination, it will be conclusive. The
Company will give Holders at least 15 days' notice of such an increase in the
Applicable Conversion Rate.

         No adjustment to the Applicable Conversion Rate or a Holder's ability to convert its Notes will be made if the Holder otherwise participated in the distribution without conversion or in certain other cases.

         The Applicable Conversion Rate will not be adjusted:

         (i)     upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of
                 dividends or interest payable on the Company's securities and the investment of additional optional amounts in shares of
                 Common Stock under any plan;

         (ii)    upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director

                                      -23-

                 or consultant benefit plan or program of or assumed by the
                 Company or any of its Subsidiaries;

         (iii)   upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or
                 convertible security not described in the preceding bullet and outstanding as of the date the Notes were first issued;

         (iv)    for a change in the par value of the Common Stock; or

         (v)     for accrued and unpaid Interest, if any.

         Substantially simultaneously with an adjustment of the Applicable
Conversion Rate, the Company will disseminate a press release detailing the new
Applicable Conversion Rate and other relevant information.

         SECTION 4.06 Trustee Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article IV should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon the conversion of Notes. The Trustee shall not be responsible for the Company's failure to comply with this Article IV. Each Conversion Agent
(other than the Company or an Affiliate of the Company) shall have the same protection under this Section 4.06 as the Trustee.

         SECTION 4.07 Registration of Common Stock upon Conversion. If the
Company is required to deliver shares of Common Stock to a Holder upon conversion of the Notes, the Company will use its reasonable best efforts to deliver shares of Common Stock that need not be registered under the Securities
Act of 1933, as amended, in order to be freely transferable by a person not affiliated with the Company. If the Company is unable to do so, the Company will nevertheless deliver shares of Common Stock to such Holder but will use its reasonable best efforts to file with the Commission and cause to become effective a registration statement relating to the resale of such shares of
Common Stock by such Holder.

                                   ARTICLE V
                              Subsidiary Guarantees

         SECTION 5.01 Subsidiary Guarantors.

         (a) The Notes shall be entitled to the benefit of the Subsidiary
Guarantee of each Subsidiary Guarantor provided in Article XIII of the Open-End
Indenture. Each Subsidiary Guarantor that is a signatory hereto, by execution and delivery of this Supplemental Indenture, agrees to become a Subsidiary
Guarantor pursuant to the Indenture and to assume all Obligations of the
Subsidiary Guarantors (including, without limitation, the Subsidiary Guarantee as defined in the Open-End Indenture) and the Notes, in each case, in accordance with the terms thereof.

                                      -24-

         (b) Each Subsidiary Guarantor that is a signatory hereto hereby agrees that its execution and delivery of this Supplemental Indenture shall evidence its Subsidiary Guarantee as set forth in Section 13.01 of the Open-End Indenture without the need for any further notation on the Notes and the delivery and authentication of any Note by the Trustee under the Indenture shall constitute due delivery of such Subsidiary Guarantee on behalf of such Subsidiary
Guarantor.

         (c) Each Subsidiary Guarantor agrees, and each Holder by accepting a
Note agrees, that payment in respect of a Subsidiary Guarantee is subordinated in right of payment, to the extent and in the manner provided in Article XIV of the Open-End Indenture to the prior payment in full in cash of all Senior Debt of such Subsidiary Guarantor (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of such Senior Debt.

         SECTION 5.02 Release of Subsidiary Guarantors. The Company may, at its
option, release a Subsidiary Guarantor from its obligations under the Subsidiary
Guarantee, causing it to cease to be a Subsidiary Guarantor hereunder:

         (a) in connection with any sale or other disposition of all of the
Capital Stock of the Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) an Affiliate of the Company;

         (b) in connection with the liquidation, dissolution or winding up of such Subsidiary Guarantor; or

         (c) if the Subsidiary Guarantor has been, but ceases to be, a guarantor of any other Indebtedness of the Company ranking equal in right of payment with the Notes (other than by reason of such other Indebtedness reaching maturity or the obligations thereunder being paid in full).

         SECTION 5.03 Additional Subsidiary Guarantors. The Company shall cause any existing or future Subsidiary that becomes a subsidiary guarantor under the
Company's 8 1/4% Senior Subordinated Notes due 2013 and the indenture governing such notes (or a guarantor of any other Indebtedness of the Company that ranks equal in right of payment with the Notes) to become a Subsidiary Guarantor within 30 days after the Subsidiary of the Company becomes a guarantor under such other debt by executing and delivering to the Trustee (a) a supplemental indenture, in form and substance satisfactory to the Trustee, which subjects such Person to the provisions (including the representations and warranties) of this Indenture as a Subsidiary Guarantor and (b) an Opinion of Counsel and
Officers' Certificate to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning creditors' rights and equitable principles as may be acceptable to the Trustee and provided that no opinion need be rendered concerning the enforceability of the Subsidiary Guarantee). Notwithstanding the
foregoing, with respect to each Subsidiary of the Company that is, on the date hereof, a subsidiary guarantor under the Company's 8 1/4% Senior Subordinated
Notes due 2013 but not a Subsidiary Guarantor under the Notes, the Company

                                      -25-

shall cause such Subsidiary to become a Subsidiary Guarantor under the Notes in accordance with the procedures described in the prior sentence no later than
December 31, 2004.

                                   ARTICLE VI
                           Subordination of the Notes

         SECTION 6.01 Agreement to Subordinate. The Company agrees, and each
Holder by accepting a Note agrees, that payment of principal and Interest on (or any other Obligations relating to) the Notes are subordinated in right of payment, to the extent and in the manner provided in this Article VI, to the prior payment in full in cash of all Senior Debt of the Company (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of
Senior Debt.

         This Article VI shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

         SECTION 6.02 Liquidation; Dissolution; Bankruptcy. The holders of
Senior Debt of the Company shall be entitled to receive payment in full in cash of all Obligations due in respect of Senior Debt of the Company (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable documents governing the applicable Senior Debt of the Company) before the Holders of Notes shall be entitled to receive any payment with respect to (or any other Obligations relating to) the Notes or any distribution of assets or proceeds (except that Holders of Notes may receive and retain Permitted Junior Securities), in the event of any distribution to creditors of the Company in connection with:

         (i)     any liquidation or dissolution of the Company, whether
                 voluntary or involuntary;

         (ii)    any bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, whether voluntary or involuntary;

         (iii)   any assignment for the benefit of creditors; or

         (iv)    any marshaling of the Company's assets and liabilities.

         The Company shall give prompt written notice to the Trustee of the occurrence of any event described in clauses (i) through (iv) above.

         SECTION 6.03 Default on Designated Senior Debt. The Company may not
make any payment in respect of the Notes or any distribution of assets or proceeds (except in Permitted Junior Securities) if: (a) a payment default on
Designated Senior Debt of the Company occurs and is continuing beyond any applicable grace period; or (b) any other default occurs and is continuing on any series of Designated Senior Debt of the Company that permits holders of that series of Designated Senior Debt of the Company to accelerate its maturity and the Trustee

                                      -26-

receives a notice (a "Payment Blockage Notice") of such default from the Company or any agent or representative with respect to such Designated Senior Debt (a
"Nonpayment Default").

         Payments on the Notes may and shall be resumed:

         (i)     in the case of a payment default on Designated Senior Debt of the Company, upon the date on which such payment default is cured or waived; and

         (ii)    in case of a Nonpayment Default, the earlier of (x) the date on which such Nonpayment Default is cured or waived or (y) 179 days after the date on which the applicable Payment Blockage
                 Notice is received by the Trustee, unless the maturity of such
                 Designated Senior Debt of the Company has been accelerated.

         No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the delivery of the immediately prior Payment Blockage
Notice. No Nonpayment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such Nonpayment Default has been cured or waived for a period of not less than 90 days.

         SECTION 6.04 Acceleration of Notes. The Company shall promptly notify holders of its Senior Debt and any agent or representative with respect to such
Senior Debt if payment of the Notes is accelerated because of an Event of
Default.

         SECTION 6.05 When Distribution Must Be Paid Over. If the Trustee or any
Holder of the Notes receives a payment in respect of the Notes (except in
Permitted Junior Securities) when:

         (i)     the payment is prohibited by this Article VI; and

         (ii)    the Trustee or the Holder has actual knowledge that the payment is prohibited;

the Trustee or the Holder, as the case may be, shall hold the payment in trust for the benefit of the holders of Senior Debt of the Company and shall deliver notice thereof to the agent or representative of the holders of Senior Debt.
Upon the proper written request of the agent or representative of the holders of
Designated Senior Debt of the Company, or, if no such Designated Senior Debt exists, the holders of Senior Debt of the Company, the Trustee or the Holder, as
the case may be, shall deliver the amounts in trust to the holders of Senior
Debt of the Company or their proper representative.

         With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article VI, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the
Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the
Trustee shall mistakenly

                                      -27-

pay over or distribute to or on behalf of Holders or the Company or any other
Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article VI, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

         SECTION 6.06 Notice by the Company. The Company shall promptly notify the Trustee and the Paying Agent in writing of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article VI, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article VI.

         SECTION 6.07 Subrogation. After all Senior Debt is paid in full and until the Notes are paid in full, Holders of Notes shall be subrogated to the rights of holders of Senior Debt to receive distributions applicable to Senior
Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt. A distribution made under this
Article VI to holders of Senior Debt that otherwise would have been made to
Holders of Notes is not, as between the Company and Holders, a payment by the
Company on the Notes.

         SECTION 6.08 Relative Rights. This Article VI defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture shall:

         (a)     impair, as between the Company and Holders of Notes, the
                 obligation of the Company, which is absolute and unconditional, to pay principal of and Interest on the Notes in accordance with their terms;

         (b)     affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of
                 Senior Debt; or

         (c)     prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of
                 Notes.

         If the Company fails because of this Article VI to pay principal of or
Interest on a Note on the due date, the failure is still a Default or Event of
Default.

         SECTION 6.09 Subordination May Not Be Impaired by the Company. No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the
Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

         SECTION 6.10 Distribution or Notice to Representative. Whenever a
distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative. Upon any payment or distribution of assets of the Company referred to in this Article VI, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the
purpose of ascertaining the

                                      -28-

Persons entitled to participate in such distribution, the holders of the Senior
Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article VI.

         SECTION 6.11 Rights of Trustee and Paying Agent. Notwithstanding the
provisions of this Article VI or any other provision of this Indenture, the
Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the
Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five
Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article VI. Only the Company or a Representative may give the notice.
Nothing in this Article VI shall impair the claims of, or payments to, the
Trustee under or pursuant to Section 9.06 of the Open-End Indenture. The Trustee
in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee.

         SECTION 6.12 Authorization to Effect Subordination. Each Holder of
Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article VI, and appoints the
Trustee to act as such Holder's attorney-in-fact for any and all such purposes.
If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 8.11 of the Open-End
Indenture at least 30 days before the expiration of the time to file such claim, the lenders under the Credit Facilities are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

                                  ARTICLE VII
                   Limitation on Unsecured Senior Indebtedness

         SECTION 7.01 Limitation on Unsecured Senior Indebtedness. The Company
shall not maintain Senior Debt with respect to which the lender or creditor does not have a valid security interest in an aggregate principal amount outstanding at any time greater than or equal to 5% of the aggregate principal amount of the
Notes Outstanding at such time.

                                  ARTICLE VIII
                     Consolidation, Merger, Sale or Transfer

         SECTION 8.01 Consolidation, Merger, Sale or Transfer. Article XI of the
Open-End Indenture shall not apply to the Notes and, for the purposes of the
Notes only and not for the purposes of any Securities under the Open-End
Indenture other than the Notes unless specified in a subsequent supplemental indenture, the following provisions shall apply instead:

         (a) The Company shall not (i) consolidate with or merge with or into any other Person, or convey, sell, transfer or lease or otherwise dispose of all or substantially all of its assets to any other Person in any one transaction or a series of related transactions, or (ii) permit any person to consolidate with or merge into the Company unless:

         (A)     in the case of a merger or consolidation, either the Company is the surviving Person or, if the Company is not the surviving
                 Person, the

                                      -29-

                 surviving Person formed by such merger or consolidation or into which the Company is merged or consolidated or the Person to which the Company's properties and assets are so
                 transferred shall be a corporation organized and existing
                 under the laws of the United States, any state thereof, or the
                 District of Columbia, and shall execute and deliver to the
                 Trustee a supplemental indenture expressly assuming the
                 payment when due of the principal of and Interest, if any, on the Notes and the performance of each of the Company's other covenants under the Notes and the Indenture; and

         (B)     in either case, immediately after giving effect to such
                 transaction, no Default or Event of Default shall have occurred and be continuing.

         (b) In the case of a merger or consolidation pursuant to which all or substantially all of the Common Stock would be converted into cash, securities or other property, the right to convert Notes into Common Stock will be changed into a right to convert such Notes into the kind and amount of cash, securities or other property that the Holder would have received had the Holder converted such Notes immediately prior to the transaction.

                                   ARTICLE IX
                                Event of Default

         SECTION 9.01 Event of Default. Section 8.01(a), (b) and (c) of the
Open-End Indenture shall not apply to the Notes and, for the purposes of the
Notes only and not for the purposes of any Securities under the Open-End
Indenture other than the Notes unless specified in a subsequent supplemental indenture, the following provisions shall apply instead:

         (a) "Event of Default", wherever used in the Indenture with respect to the Notes, means any one of the following events (whatever the reason for such
Event of Default and whether it may be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree, or order of any court or any order, rule, or regulation of any administrative or governmental body):

         (i)     default in the payment of any Interest on the Notes when it becomes due and payable, and the continuance of such default for a period of 30 calendar days;

         (ii)    default in the payment of the principal of the Notes at
                 maturity, upon redemption, repurchase or following a
                 Fundamental Change when it becomes due and payable;

         (iii)   default by the Company or any of its Subsidiaries in the
                 payment of principal, interest or premium when due under any agreement or instrument relating to any other Indebtedness of the Company or any Subsidiary of the Company having an
                 aggregate outstanding principal amount of $25,000,000 (or its equivalent in any other currency or currencies) or more, or any other default by the Company or any of its Subsidiaries under the terms of the indenture governing the Company's

                                      -30-

                 8 1/4% Senior Subordinated Notes due 2013, in each case if such default continues in effect for more than 30 calendar days after the expiration of any grace period or extension of time for payment applicable thereto;

         (iv)    default by the Company of its conversion obligations upon
                 exercise of a Holder's conversion right pursuant to Article IV hereof, unless such default is cured within five calendar days after written notice of the default is given to the Company by the Trustee or such Holder;

         (v)     acceleration of any Indebtedness under any agreement or
                 instrument evidencing any Indebtedness of the Company (other than the Notes) having an aggregate outstanding principal
                 amount of at least $25,000,000 (or its equivalent in any other currency or currencies) or more, unless such acceleration has been rescinded or annulled within 30 days after written notice of such acceleration has been received by the Company;

         (vi)    the entry by a court having jurisdiction in the premises of (A)
                 a decree or order for relief in respect of the Company or any
                 Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization, or other similar law or (B) a decree or order adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Company or any Significant Subsidiary under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Company or any Significant Subsidiary or of any substantial part of their property, or ordering the winding up or liquidation of their affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive calendar days;

         (vii)   the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization, or other
                 similar law or of any other case or proceeding to be
                 adjudicated a bankrupt or insolvent, or the consent by the
                 Company or any Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or any
                 Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by the Company or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief with respect to the Company or any Significant Subsidiary under any applicable Federal or state bankruptcy, insolvency,
                 reorganization, or other similar law, or the consent by the
                 Company or any Significant Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee,

                                      -31-

                 sequestrator, or other similar official of the Company or any
                 Significant Subsidiary or of any substantial part of their property pursuant to any such law, or the making by the Company or any Significant Subsidiary of an assignment for the benefit of creditors, or the admission by the Company or any
                 Significant Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Significant Subsidiary in
                 furtherance of any such action;

         (viii)  default in the Company's performance of any other covenants or agreements contained in the Indenture or the Notes if such default exists and is continuing for 60 calendar days after written notice to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of the
                 Outstanding Notes; or

         (ix)    except as permitted by Section 5.02, any Subsidiary Guarantee of any Significant Subsidiary ceases to be in full force and effect or is declared null and void, or any Subsidiary
                 Guarantor denies that it has any further liability under any
                 Subsidiary Guarantee or gives notice to such effect to the
                 Company unless such notice has been rescinded or annulled
                 within 30 days after it has been received by the Company.

         (b) The Company shall give notice to the Trustee of any Default that could mature into an Event of Default described in Section 9.01(a)(viii) within ten days of the occurrence of such Default.

         (c) If an Event of Default (other than an Event of Default arising under Section 9.01(a)(vi) or (vii)) with respect to the Notes occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes may declare the unpaid principal amount of, plus any accrued and unpaid Interest on, all the
Notes then Outstanding to be due and payable, by a notice in writing to the
Company (and to the Trustee if given by Holders) specifying the respective Event of Default, and upon such declaration such principal amount plus any accrued and unpaid Interest shall become immediately due and payable; provided, however, that so long as any Obligations under any Credit Facilities shall be outstanding, the acceleration shall not be effective until the earlier of (1) an acceleration of Indebtedness under such Credit Facilities or (2) five Business
Days after receipt by the Company and the agent under such Credit Facilities of written notice of such declaration of acceleration of the Notes. If an Event of
Default under Section 9.01(a)(vi) or (vii) occurs, then all unpaid principal of, and accrued and unpaid interest on, the Notes then outstanding will become due and payable immediately without any declaration or other act on the part of the
Trustee or any Holder.

         (d) At any time after a declaration of acceleration with respect to the
Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in Article VIII of the Open-End
Indenture, if all Events of Default with respect to the Notes (other than the nonpayment of the principal of or interest on the Notes which has become due solely by such declaration of acceleration) have been cured or waived,

                                      -32-

then the declaration of acceleration shall be automatically annulled and rescinded without any act on the part of the Trustee or any Holder.

                                   ARTICLE X
                             Modification and Waiver

         SECTION 10.01 Modification and Waiver. Sections 10.01 and 10.02(a) of
the Open-End Indenture shall not apply to the Notes and, for the purposes of the
Notes only and not for the purposes of any Securities under the Open-End
Indenture other than the Notes unless specified in a subsequent supplemental indenture, the following provisions shall apply instead:

         (a) Without the consent of or notice to any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

         (i)     to cure any ambiguity or omission, to correct or supplement any provision in this Indenture which may be defective or
                 inconsistent with any other provision in this Indenture, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action
                 pursuant to this clause (i) will not adversely affect the
                 interests of the Holders of the Notes in any material respect;

         (ii)    to provide for the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in this Indenture and in the Notes, all to the extent otherwise permitted hereunder;

         (iii)   to provide for exchange rights of Holders of Notes as provided for in Section 8.01(b);

         (iv)    to provide for uncertificated Notes in addition to or in place of certificated Notes;

         (v)     to provide Holders with a security interest for, or a guarantee of, the Notes;

         (vi)    to comply with any requirement to effect or maintain the
                 qualification of the Indenture under the Trust Indenture Act;

         (vii)   to evidence and provide for the acceptance of appointment
                 hereunder by a successor Trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as may be necessary to provide for or facilitate the
                 administration of the trusts hereunder by more than one
                 Trustee, pursuant to the requirements of Section 9.10 of the
                 Open-End Indenture;

                                      -33-

         (viii)  to add to the covenants of the Company for the benefit of the
                 Holders of the Notes or to surrender any right or power
                 conferred in this Indenture upon the Company;

         (ix)    to add or remove a Subsidiary Guarantor as specified in Section
                 5.02 or 5.03;

         (x)     to add any additional Events of Default; or

         (xi)    to add to, change, or eliminate any of the provisions of the
                 Indenture, provided that any such addition, change, or
                 elimination does not adversely affect any Outstanding Notes in any material respect.

         (b) With the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this
Indenture; provided, however that no such supplemental indenture will, without the consent of the Holder of each Outstanding Security affected thereby:

         (i)     reduce the percentage in principal amount of the Outstanding
                 Notes whose Holders must consent to an amendment, supplement or waiver of the Indenture or the Notes;

         (ii)    reduce the rate of accrual of Interest or modify the method for calculating Interest or change the time for payment of Interest on the Notes;

         (iii)   modify the provisions with respect to Holders' rights upon a
                 Fundamental Change in a manner adverse to the Holders of the
                 Notes, including the Company's obligations to repurchase the
                 Notes following a Fundamental Change;

         (iv)    reduce the principal amount of the Notes or change the Maturity
                 Date of the Notes;

         (v)     reduce the Redemption Price, the Repurchase Price or the
                 Fundamental Change Repurchase Price of the Notes or change the time at which the Notes may or must be redeemed or repurchased;

         (vi)    make payments on the Notes payable in currency other than in
                 U.S. dollars;

         (vii)   modify the subordination provisions of the Notes in a manner that adversely affects the rights of the Holder of any Note;

                                      -34-

         (viii)  impair any Holder's right to institute suit for the enforcement of any payment on the Notes;

         (ix)    waive a continuing Default or Event of Default regarding any payment on the Notes (except a rescission of acceleration of the Notes as provided in Section 8.01(c) of the Open-End
                 Indenture and a waiver of the payment Default that resulted from such acceleration); or

         (x)     adversely affect the conversion or repurchase provisions of the
                 Notes.

                                   ARTICLE XI
                                  Miscellaneous

         SECTION 11.01 Trustee Matters. The recitals in this Supplemental
Indenture are made by the Company and the Subsidiary Guarantors only and not by the Trustee, and all of the provisions contained in the Open-End Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Notes and of this Supplemental Indenture as fully and with like effect as if set forth herein in full.

         SECTION 11.02 Calculations. The Company will make all calculations called for by this Indenture with respect to the Notes. The Company will make these calculations in good faith and, absent manifest error, the Company's calculations shall be final and binding on all Holders of Notes. The Company will promptly provide a schedule of any calculations made hereunder to the
Trustee, the Conversion Agent and the Paying Agent, each of which may rely upon the accuracy of the calculations without independent verification. The Trustee will forward such schedule of any calculations to any Holder upon the request of such Holder.

         SECTION 11.03 Ratification. The Open-End Indenture is in all respects ratified and confirmed, and the Open-End Indenture and this Supplemental
Indenture shall be read, taken and construed as one and the same instrument.

         SECTION 11.04 Counterpart Originals. This Supplemental Indenture may be
simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

         SECTION 11.05 Effect of Headings. The Article and Section headings herein have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

         SECTION 11.06 Governing Law. This Supplemental Indenture, the Notes and
the Subsidiary Guarantees shall be governed by and construed in accordance with the law of the State of New York, without giving effect to its conflicts of law principles.

         SECTION 11.07 Provisions for the Sole Benefit of Parties and Holders.
Nothing in the Indenture, the Subsidiary Guarantees or in the Notes, expressed or implied, is intended or shall be construed to confer upon, or to give or grant to, any Person, other than the Company, the Subsidiary Guarantors, the
Trustee, the Paying Agent, the Conversion Agent and the registered owners of the
Notes, any legal or equitable right, remedy or claim under or by

                                      -35-

reason of the Indenture, the Subsidiary Guarantees or the Notes or any covenant, condition or stipulation hereof or thereof, and all covenants, stipulations, promises and agreements in the Indenture, the Subsidiary Guarantees or the Notes
made by or on behalf of the Company or any Subsidiary Guarantor shall be for the sole and exclusive benefit of the Company, the Subsidiary Guarantors, the
Trustee, the Paying Agent, the Conversion Agent and the registered owners of the
Notes.

                                      -36-

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the day and year first above written.

                            ARMOR HOLDINGS, INC.,
                                as Issuer
                            By: /s/ Philip A. Baratelli
                               ---------------------------------------------
                                Name: Philip A. Baratelli
                                Title: Corporate Controller, Treasurer and
                                       Secretary

                            WACHOVIA BANK, NATIONAL
                               ASSOCIATION, as Trustee

                            By: /s/ Stephanie Moore
                               ---------------------------------------------
                                Name:  Stephanie Moore
                                Title: Assistant Vice Pressident

                            As Subsidiary Guarantors:

                             911EP, INC.
                             AHI PROPERTIES I, INC.
                             ARMOR ACCESSORIES, INC.
                             ARMOR BRANDS, INC.
                             ARMORGROUP SERVICES, LLC
                             ARMOR HOLDINGS GP, LLC
                             ARMOR HOLDINGS LP, LLC
                             ARMOR HOLDINGS FORENSICS, L.L.C.
                             ARMOR HOLDINGS PRODUCTS, L.L.C.
                             ARMOR HOLDINGS PROPERTIES, INC.
                             ARMOR HOLDINGS MOBILE SECURITY, L.L.C.
                             ARMOR SAFETY PRODUCTS COMPANY
                             B-SQUARE, INC.
                             BREAK-FREE, INC.
                             CASCO INTERNATIONAL, INC.
                             CDR INTERNATIONAL, INC.
                             DEFENSE TECHNOLOGY CORPORATION OF AMERICA
                             HATCH IMPORTS, INC.
                             IDENTICATOR, INC.
                             MONADNOCK LIFETIME PRODUCTS, INC.,
                               a Delaware corporation

                                      -37-

                             MONADNOCK LIFETIME PRODUCTS, INC.
                               a New Hampshire corporation
                             MONADNOCK POLICE TRAINING COUNCIL, INC.
                             ODV HOLDINGS CORP.
                             NEW TECHNOLOGIES ARMOR, INC.
                             O'GARA-HESS & EISENHARDT ARMORING COMPANY, L.L.C.
                             PRO-TECH ARMORED PRODUCTS OF MASSACHUSETTS, INC.
                             RAMTECH DEVELOPMENT CORP.
                             SAFARILAND GOVERNMENT SALES, INC.
                             SAFARI LAND LTD., INC.
                             SPEEDFEED ACQUISITION CORP.
                             THE O'GARA COMPANY

                             By: /s/ Philip A. Baratelli
                                --------------------------------------------
                                   Name:  Philip A. Baratelli
                                   Title: Vice President

                             NAP PROPERTIES, LTD.

                             By:  NAP PROPERTY MANAGERS LLC, its
                                  General Partner

                             By:  ARMOR HOLDINGS PROPERTIES, INC.,
                                  its Managing Member

                             By: /s/ Philip A. Baratelli
                                --------------------------------------------
                                   Name:  Philip A. Baratelli
                                   Title: Vice President

                             NAP PROPERTY MANAGERS, LLC

                             By:  ARMOR HOLDINGS PROPERTIES, INC.,
                                  its Managing Member

                             By: /s/ Philip A. Baratelli
                                --------------------------------------------
                                   Name:  Philip A. Baratelli
                                   Title: Vice President

                                      -38-

                             ARMOR HOLDINGS PAYROLL SERVICES, LLC

                             By: /s/ Philip A. Baratelli
                                --------------------------------------------
                                   Name:  Philip A. Baratelli
                                   Title: Manager

                             AHI BULLETPROOF ACQUISITION CORP.
                             INTERNATIONAL CENTER FOR SAFETY
                                EDUCATION, INC.
                             SIMULA, INC.
                             SIMULA AEROSPACE & DEFENSE
                                GROUP, INC.
                             SIMULA POLYMER SYSTEMS, INC.
                             SIMULA TECHNOLOGIES, INC.

                             By: /s/ Glenn J. Heiar
                                --------------------------------------------
                                   Name:  Glenn J. Heiar
                                   Title: Chief Financial Officer, Treasurer
                                          and Secretary

                                      -39-

                                   Schedule I
                                   ----------

                             Additional Shares Table

         The following table sets forth the hypothetical Stock Price and number of Additional Shares per $1,000 Original Principal Amount of Notes:

EFFECTIVE
 DATE OF                                                              STOCK PRICE
FUNDAMENTAL                                                           -----------
  CHANGE       $39.28      $42.50     $45.00      $47.50      $50.00      $60.00     $75.00     $100.00     $125.00    $150.00
-------------------------------------------------------------------------------------------------------------------------------

  29-OCT-04    6.9415      6.5310     6.2152      5.9540      5.6955      4.8456     3.9582      3.0256      2.4584     2.0545
   1-NOV-05    6.7331      6.2699     5.9446      5.6446      5.3781      4.4728     3.5605      2.6493      2.1139     1.7619
   1-NOV-06    6.5727      6.0543     5.7087      5.3726      5.0841      4.1127     3.1617      2.2756      1.7864     1.4716
   1-NOV-07    6.4656      5.8888     5.4724      5.1226      4.7771      3.7357     2.7285      1.8694      1.4376     1.1864
   1-NOV-08    6.3744      5.7072     5.2463      4.8145      4.4512      3.2825     2.2314      1.4246      1.0751     0.8910
   1-NOV-09    6.3223      5.5130     4.9597      4.4595      4.0068      2.6914     1.6126      0.9265      0.7007     0.5955
   1-NOV-10    6.3255      5.2780     4.5559      3.9161      3.3570      1.8087     0.8006      0.4104      0.3388     0.3048
   1-NOV-11    0.0000      0.0000     0.0000      0.0000      0.0000      0.0000     0.0000      0.0000      0.0000     0.0000

EFFECTIVE
 DATE OF                    STOCK PRICE
FUNDAMENTAL                 -----------
  CHANGE          $175.00     $200.00    $250.00
--------------------------------------------------

  29-OCT-04        1.7515      1.5068     1.1217
   1-NOV-05        1.4963      1.2832     0.9476
   1-NOV-06        1.2512      1.0735     0.7915
   1-NOV-07        1.0090      0.8686     0.6418
   1-NOV-08        0.7667      0.6662     0.4969
   1-NOV-09        0.5235      0.4615     0.3477
   1-NOV-10        0.2749      0.2454     0.1869
   1-NOV-11        0.0000      0.0000     0.0000

                                      -40-

                             [FORM OF FACE OF NOTE]

THIS NOTE IS SUBJECT TO THE RULES FOR DEBT INSTRUMENTS WITH CONTINGENT PAYMENTS
UNDER UNITED STATES TREASURY REGULATIONS SECTION 1.1275-4(b). FOR INFORMATION
REGARDING THE ISSUE PRICE, ISSUE DATE, THE YIELD TO MATURITY, THE "COMPARABLE
YIELD" AND PROJECTED PAYMENT SCHEDULE FOR THIS NOTE, YOU SHOULD CONTACT: ARMOR
HOLDINGS, INC., 1400 MARSH LANDING PARKWAY, SUITE 112, JACKSONVILLE, FLORIDA
32250, ATTENTION: SECRETARY.

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER
REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW
YORK CORPORATION ("DEPOSITARY"), OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE
TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND
HOLDER OF THIS NOTE FOR ALL PURPOSES. UNLESS THIS NOTE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR
REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED
IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO
SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE &
CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT
NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF
THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE
DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH
SUCCESSOR DEPOSITARY, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE
LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE
INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                              ARMOR HOLDINGS, INC.
        2.00% SENIOR SUBORDINATED CONVERTIBLE NOTES DUE NOVEMBER 1, 2024

CUSIP No. 042260AC3                      Original Principal Amount: $300,000,000

         Armor Holdings, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns thereof, on November 1, 2024 (the "Maturity Date"), the Accreted Principal
Amount of this Note on such date, and to pay Interest on this Note on the terms set forth on the reverse hereof. This Note is issued with an Original Principal
Amount of Three Hundred Million Dollars ($300,000,000). The Accreted Principal
Amount of this Note will accrue as specified on the reverse of this Note.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                                      -2-

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated: October __, 2004

                                                  ARMOR HOLDINGS, INC.

                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title:

Certificate of Authentication:

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Trustee, certifies that this is one of
the Notes referred to within the Indenture

By:
   --------------------------------------
           Authorized Signatory

                                      -3-

                            [FORM OF REVERSE OF NOTE]

                              ARMOR HOLDINGS, INC.
        2.00% SENIOR SUBORDINATED CONVERTIBLE NOTES DUE NOVEMBER 1, 2024

         This Note is one of a duly authorized issue of Securities of the
Company designated as its 2.00% Senior Subordinated Convertible Notes due
November 1, 2024 (herein called the "Notes"), in initial aggregate principal amount of $300,000,000, issued and to be issued under an Indenture, dated as of
October 29, 2004 (herein called the "Open-End Indenture" and, as supplemented by the Supplemental Indenture referred to below, the "Indenture"), between the
Company and Wachovia Bank, National Association, as Trustee (herein called the
"Trustee", which term includes any successor trustee under the Indenture), and a
Supplemental Indenture, dated as of October 29, 2004 (herein called the
"Supplemental Indenture"), among the Company, the Subsidiary Guarantors that are parties thereto (the "Subsidiary Guarantors", which term includes at any time those entities that are then Subsidiary Guarantors as defined in the Indenture)
and the Trustee, to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and its agents and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.
All capitalized terms used in this Note which are not defined herein but are defined in the Indenture shall have the meanings assigned to them in the
Indenture. To the extent that any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

1.  INTEREST

Regular Interest

         Regular Interest will accrue on this Note at the rate of 2.00% per year during any six-month period from and including November 1 to and including April
30 and from and including May 1 to and including October 31 (provided that the initial interest period shall begin on October 29, 2004 and shall end on April
30, 2005), provided that this Note will cease to accrue Regular Interest as of
November 1, 2011. The Interest Payment Dates for Regular Interest will be the
May 1 or November 1, as applicable, following the relevant six-month period.

         The Company will not pay Regular Interest accrued and unpaid on this
Note upon conversion into Common Stock.

Contingent Interest

         On and after November 1, 2011, Contingent Interest will accrue on this
Note during any six-month period from and including November 1 to and including
April 30 or from and including May 1 to and including October 31 if the average
Trading Price of the Notes for the Five Trading Day Reference Period for such six-month period equals 120% or more of the Accreted Principal Amount of this
Note plus accrued and unpaid Regular Interest as of the relevant Interest
Payment Date. The Interest Payment Dates for Contingent Interest, if any, will be the May 1 or November 1, as applicable, following the relevant six-month period.

         The amount of Contingent Interest payable on this Note in respect of any six-month period, if applicable, will be equal to 0.15% of the average
Trading Price per Note for the applicable Five Trading Day Reference Period.

         The determination as to whether Contingent Interest will accrue with respect to a six-month period shall be made as soon as practicable after the start of such six-month period. Within 10 days of a determination that the
Holders of the Notes are entitled to receive Contingent Interest for a relevant six-month period, the Company shall notify Holders of this determination, issue a press release containing information regarding the determination, and publish the information through a public medium customary for such press releases.

         The Company will not pay Contingent Interest accrued and unpaid on this
Note upon conversion into Common Stock.

Accretion

         Until October 31, 2011, the Accreted Principal Amount of this Note will be equal to the Original Principal Amount of that Note. Beginning on November 1,
2011, the Original Principal Amount shall commence increasing at a rate that provides holders with an aggregate annual yield to maturity of 2.00% (computed on a semiannual bond equivalent-yield basis), which increased amount shall from time to time thereafter constitute the Accreted Principal Amount.

Interest and Principal Payments Generally

         All payments of principal and Interest on the Notes shall be made in accordance with the Indenture. Payments on the Notes will be made in U.S.
Dollars at the office of the Paying Agent. The Company may, at its option, make payments by check mailed to the Holder's registered address set forth in the
Security Register maintained by the Security Registrar or, with respect to
Global Securities, by wire transfer to the accounts specified by the Depositary.
All Interest will be computed on the basis of a 360-day year comprised of twelve
30-day months.

         In the event that any Interest becomes payable on the Notes, a Holder of any Notes at the close of business on an Interest Payment Record Date shall be entitled to receive such Interest on the corresponding Interest Payment Date;
provided, however, that if the Company redeems such Notes under Section 3.01 of the Supplemental Indenture, or such Holder elects to require the Company to repurchase such Notes under Section 3.02 of the Supplemental Indenture, on a
Redemption Date or Repurchase Date, as the case may be, that is after such
Interest Payment Record Date and on or prior to the corresponding Interest
Payment Date, the Company will pay accrued and unpaid Interest on the Note being redeemed or repurchased to, but excluding, the Redemption Date or Repurchase
Date, as the case may be, to the same Person to whom the Accreted Principal
Amount of such Note is paid.

2.  PAYING AGENT, CONVERSION AGENT AND SECURITY REGISTRAR

         The Trustee shall act as Security Registrar. Initially, the Trustee will also act as Paying Agent and Conversion Agent. The Company may appoint and change any Paying Agent or Conversion Agent without prior notice to the Trustee or the Holders. The Company or any of

                                      -2-

its Subsidiaries or any of their Affiliates may act as Paying Agent. However, the Conversion Agent will not be an Affiliate of the Company or any Subsidiary.

3.  TAX TREATMENT

         The Company agrees, and by acceptance of a beneficial ownership interest in the Notes each Holder of Notes will be deemed to have agreed, for
United States federal income tax purposes, (a) to treat the Notes as indebtedness that is subject to United States Treasury Regulations Section
1.1275-4 (the "Contingent Payment Debt Regulations") and, for purposes of the
Contingent Payment Debt Regulations, to treat the fair market value of any stock beneficially received by a Holder upon any conversion of the Notes as a contingent payment and (b) to be bound by the Company's determination of the comparable yield and projected payment schedule, within the meaning of the
Contingent Payment Debt Regulations, with respect to the Notes. A Holder of
Notes may obtain the issue price, issue date, comparable yield and projected payment schedule by submitting a written request to the Company at the following address: Armor Holdings, Inc., 1400 Marsh Landing Parkway, Suite 112,
Jacksonville, Florida 32250, Attention: Secretary.

4.  REDEMPTION AT THE OPTION OF THE COMPANY

         The Company will have the right to redeem the Notes, in whole or in part, for cash at any time or from time to time on or after November 1, 2011 at a Redemption Price equal to 100% of the Accreted Principal Amount of the Notes selected for redemption, plus accrued and unpaid Interest, if any, to, but not including, the Redemption Date.

         Notice of redemption will be mailed at least 30 days but not more than
60 days before the Redemption Date to each Holder of Notes to be redeemed at the
Holder's registered address. If money sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date has been deposited with the Paying Agent on or prior to the Redemption Date, immediately after such Redemption Date, all Interest shall cease to accrue on such Notes or portions thereof.

5.  PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER

         Subject to the satisfaction of the requirements set forth in the
Indenture, Holders will have the right to require the Company to repurchase the
Notes on November 1, 2011, November 1, 2014 and November 1, 2019 (each, a
"Repurchase Date") for a Repurchase Price in cash equal to 100% of the Accreted
Principal Amount of the Notes to be repurchased, plus accrued and unpaid
Interest, if any, to, but not including, the Repurchase Date. The Company will give notice at least 20 Business Days prior to each Repurchase Date to all
Holders at their addresses shown in the Security Register and to beneficial owners of Notes as required by applicable law stating, among other things, the procedures described in the Indenture that Holders must follow to require the
Company to repurchase their Notes. The Company will be required to repurchase any outstanding Notes for which a Holder delivers a written repurchase notice that has not been properly withdrawn to the Paying Agent as described in the
Indenture. This notice must be delivered during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the relevant Repurchase Date until the close of business on the last Business Day prior to the Repurchase Date.

                                      -3-

         Subject to the terms and conditions of the Indenture (including the rights of the Company upon delivery of a Public Acquisition Notice as described in Section 3.06 of the Supplemental Indenture and Section 7 hereof), if a
Fundamental Change occurs at any time prior to the Maturity Date, each Holder will, upon receipt of the notice of the occurrence of a Fundamental Change, have the right to require the Company to repurchase any or all of such Holder's Notes for cash in an amount equal to 100% of the Accreted Principal Amount of the
Notes to be purchased plus accrued and unpaid Interest, if any, to (but not including) the Fundamental Change Repurchase Date, unless such Fundamental
Change Repurchase Date falls after an Interest Payment Record Date and on or prior to the corresponding Interest Payment Date, in which case the Fundamental
Change Repurchase Price will include the full amount of accrued and unpaid
Interest payable on such Interest Payment Date to the Holder of record at the close of business on the corresponding Interest Payment Record Date. Subject to
Sections 3.02(b) and 3.06 of the Supplemental Indenture, on or before the 30th day after the effective date of a Fundamental Change, the Company will provide to all Holders of the Notes and the Trustee and Paying Agent a notice of the occurrence of the Fundamental Change and of the resulting repurchase right. To exercise the repurchase right, a Holder must deliver the Fundamental Change repurchase notice duly completed to the Paying Agent as described in the
Indenture.

         Holders have the right to withdraw any repurchase notice or Fundamental
Change repurchase notice, as the case may be, in whole or in part, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

         If cash sufficient to pay the Repurchase Price or Fundamental Change
Repurchase Price, as the case may be, of all Notes or portions thereof to be purchased as of the Repurchase Date or Fundamental Change Repurchase Date, as
the case may be, has been deposited with the Paying Agent on or prior to the
Business Day following the Repurchase Date or the Fundamental Change Repurchase
Date, as the case may be, all Interest shall cease to accrue on such Notes (or portions thereof) immediately after such Repurchase Date or Fundamental Change
Repurchase Date, as the case may be, and the Holder thereof shall have no other rights as such other than the right to receive the Repurchase Price or
Fundamental Change Repurchase Price, as the case may be, upon surrender of such
Notes.

6.       CONVERSION

         Subject to the terms and conditions of the Indenture, a Holder is entitled, at such Holder's option, to convert the Holder's Notes at any time.
Upon satisfying the conditions to conversion as set forth in the Indenture, a
Holder will receive, in respect of each $1,000 Original Principal Amount of
Notes, the following (as calculated pursuant to the Indenture):

         (a) cash in an amount equal to the lesser of (i) the Accreted Principal
Amount of such Notes as of the Conversion Date or (ii) the Conversion Value; and

         (b) a number of fully paid and nonassessable shares (calculated to the nearest 1/100th of a share) of Common Stock equal to the sum of the Daily Share
Amounts for each Trading Day during the Applicable Conversion Reference Period, provided, however, that holders will receive a cash amount calculated as described in the Indenture in lieu of fractional shares of Common Stock.

                                      -4-

         "Conversion Value" means, as of any Conversion Date, the product of (a)
the Applicable Conversion Rate on that Conversion Date and (b) the average of the Closing Sale Prices of the Common Stock on each of the ten consecutive
Trading Days in the Applicable Conversion Reference Period for that Conversion
Date. The Applicable Conversion Rate will be subject to anti-dilution adjustments pursuant to Section 4.05 of the Supplemental Indenture and to
adjustment for conversions in connection with certain Fundamental Changes pursuant to Section 3.05 of the Supplemental Indenture.

         To surrender a Note for conversion, a Holder must (a) complete and manually sign the irrevocable conversion notice included as Annex A to Exhibit A to the Supplemental Indenture (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (b) effect book-entry transfer of the Note or, in the case of a certificated Note, deliver the Note to the Conversion Agent and furnish appropriate endorsements and transfer documents, (c) pay all funds required, if any, relating to Interest on the Note to be converted to which the Holder is not entitled, as described in Section
4.03(b) of the Supplemental Indenture and (d) pay any transfer or similar tax, if required. The Company will pay any documentary stamp or similar issue or transfer tax due on the issuance of shares of Common Stock upon the conversion, unless the tax is due because the Holder requests the shares of Common Stock to be issued or delivered in a name other than the Holder's, in which case the
Holder must pay the tax. Shares of Common Stock and cash deliverable upon conversion will be delivered through the Conversion Agent no later than the third Business Day following the last day of the Applicable Conversion Reference
Period (except as described in Section 3.05(c) of the Supplemental Indenture).

         No payment or adjustment will be made upon conversion for dividends on the shares of Common Stock except as provided in Section 4.05 of the
Supplemental Indenture, or for accrued and unpaid Interest. On conversion of any
Notes, that portion of Interest attributable to the period from the Issue Date through the Conversion Date with respect to the converted Notes shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the cash payment and any
Common Stock due upon conversion pursuant to the terms of the Indenture.

7.  PUBLIC ACQUIRER CHANGE OF CONTROL

         Within five Trading Days prior to but not including the expected effective date of a Fundamental Change that is also a Public Acquirer Change of
Control, the Company will provide a Public Acquisition Notice to all Holders, the Trustee, any Paying Agent and any Conversion Agent describing the anticipated Public Acquirer Change of Control and stating whether the Company will:

         (i) elect to adjust the Applicable Conversion Rate and related conversion obligation as described in Section 3.06 of the Supplemental
Indenture, in which case the Holders will not have the right to require the
Company repurchase their Notes as described in Section 3.04 of the Supplemental
Indenture and will not have the right to the Applicable Conversion Rate adjustment described in Section 3.05 of the Supplemental Indenture; or

         (ii) not elect to adjust the Applicable Conversion Rate and related conversion obligation as described in Section 3.06 of the Supplemental
Indenture, in which case the Holders will have the right to require the Company to repurchase their Notes as described in Section 3.04

                                      -5-

of the Supplemental Indenture and/or the right to an Applicable Conversion
Rate adjustment as described in Section 3.05 of the Supplemental Indenture, in each case in accordance with the respective provisions of those Sections.

         If the Public Acquisition Notice indicates that the Company is making the election described in clause (i) above, then the Applicable Conversion Rate and the related conversion obligation shall be adjusted such that from and after the effective date of the Public Acquirer Change of Control, Holders of the
Notes will be entitled to convert their Notes into a number of shares of Public
Acquirer Common Stock pursuant to Section 3.06(b) of the Supplemental Indenture.

8.  SUBSIDIARY GUARANTEES

         The Notes are general unsecured senior subordinated Obligations of the
Company. The payment by the Company of the principal of and interest on the
Notes and all other amounts due and payable under the Notes and the Indenture is unconditionally guaranteed on an unsecured senior subordinated basis, jointly and severally, by the Subsidiary Guarantors pursuant to Article XIII of the
Open-End Indenture and Article V of the Supplemental Indenture. Certain
limitations to the obligations of the Subsidiary Guarantors are set forth in further detail in the Indenture.

9.  SUBORDINATION

         Each Holder by accepting this Note agrees that payment of the
Obligations under the Notes is subordinated in right of payment, to the extent and in the manner provided in Article VI of the Supplemental Indenture, to the prior payment in full in cash of all Senior Debt of the Company (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of such Senior Debt. Each Holder by accepting this Note agrees that payment in respect of the Subsidiary Guarantee of each Subsidiary Guarantor is subordinated in right of payment, to the extent and in the manner provided in Article XIII of the Open-End Indenture, to the prior payment in full in cash of all Senior Debt of such Subsidiary Guarantor (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of such Senior Debt.

10. DENOMINATIONS; TRANSFER; EXCHANGE

         The Notes are in fully registered form, without coupons, in denominations of $1,000 Original Principal Amount and integral multiples of
$1,000. A Holder may transfer or exchange Notes in accordance with the
Indenture. The Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Trustee need not transfer or exchange any Notes selected for redemption or repurchase (except, in the case of a Note to be redeemed or repurchased in part, the portion of the Note not to be redeemed or repurchased) or any Notes in respect of which a repurchase notice or
Fundamental Change repurchase notice has been given and not withdrawn (except, in the case of a Note to be redeemed or repurchased in part, the portion of the
Note not to be redeemed or repurchased) or any Notes for a period of 15 days before the mailing of a notice of redemption or repurchase.

                                      -6-

11. PERSONS DEEMED OWNERS

         Prior to due presentment of this Note for registration of transfer, the
Company, the Trustee and any agent of the Company or the Trustee may treat the
Person in whose name this Note is registered as the owner hereof for all purposes, whether or not Obligations under this Note are overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

12. UNCLAIMED MONEY

         Any money deposited with the Trustee, any Conversion Agent or any
Paying Agent, or then held by the Company, in trust for the payment of
Obligations under any Note and remaining unclaimed for two years after such
Obligations have become due and payable will be paid to the Company upon a
Company Request (or, if then held by the Company, will be discharged from such trust); and the Holder of such Note will thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the
Trustee, such Conversion Agent or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease.

13. AMENDMENT; WAIVER

         Subject to certain exceptions and limitations set forth in the
Indenture, (a) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time Outstanding and (b) Defaults and Events of Default may be
waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding.

14. DEFAULTS AND REMEDIES

         If any Event of Default with respect to the Notes shall occur and be continuing, the Obligations under all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

15. TRUSTEE DEALINGS WITH THE COMPANY

         Subject to certain limitations imposed by the Trust Indenture Act and the Indenture, the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16. CALCULATIONS IN RESPECT OF NOTES

         The Company or its agents will be responsible for making all calculations called for under the Notes including, but not limited to, determination of the Trading Prices for the Notes, the Closing Sale Prices of
the Common Stock, the amounts of any Interest payments, Accreted Principal
Amounts, Conversion Consideration or adjustments to the Applicable Conversion
Rate. Any calculations made in good faith and without manifest error will be final and binding on Holders of the Notes. The Company will be required to deliver to the Trustee a

                                      -7-

schedule of its calculations and the Trustee will be entitled to rely upon the accuracy of such calculations without independent verification.

17. NO RECOURSE AGAINST OTHERS

         No recourse for the payment of the principal of or interest on any Note and no recourse under or upon any obligation, covenant, agreement of the Company or of a Subsidiary Guarantor in the Indenture, the Notes, the Subsidiary
Guarantees or in any supplemental indenture, or because of the creation of any
Indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director, or subsidiary, past, present or future, of the Company or of any successor corporation or entity, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being understood that all such liability is hereby waived and released as a condition to, and as a consideration for, the execution and delivery of this Indenture and the issue of the Notes.

18. ABBREVIATIONS

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19. CUSIP NUMBERS

         Pursuant to a recommendation promulgated by the Committee on Uniform
Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers placed thereon.

20. GOVERNING LAW

         This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its conflicts of law principles.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to: Armor Holdings, Inc.,
1400 Marsh Landing Parkway, Suite 112, Jacksonville, Florida 32250, Attention:
Secretary.

                                      -8-

                                                                         Annex A

---------------------------------------------------         -------------------------------------------------
                 ASSIGNMENT FORM                                           CONVERSION NOTICE
---------------------------------------------------         -------------------------------------------------

To assign this Note, fill in the form below:                To convert this Note into cash and Common Stock
                                                            of the Company, check the box [__]
---------------------------------------------------         -------------------------------------------------
I or we assign and transfer this Note to                    To convert only part of this Note, state the
_________________________________________________           Original Principal Amount to be converted
(Insert assignee's soc. sec. or tax ID no.)                 (which must be $1,000 or an integral multiple
                                                            of $1,000):
---------------------------------------------------         -------------------------------------------------

_________________________________________________           If you want the stock certificate made out
                                                            in another Person's
_________________________________________________           name fill in the
                                                            form below:
_________________________________________________
---------------------------------------------------         -------------------------------------------------
(Print or type assignee's name, address and zip                ____________________________________________
code)
                                                               ____________________________________________
---------------------------------------------------         -------------------------------------------------
                                                            (Insert the other Person's soc. sec./tax ID no.
---------------------------------------------------         -------------------------------------------------
and irrevocably appoint                                        ____________________________________________
_______________________ agent to transfer this
Note on the books of the Company.  The agent may               ____________________________________________
substitute another to act for him.
                                                               ____________________________________________

                                                               ____________________________________________
---------------------------------------------------         -------------------------------------------------
                                                            (Print or type other Person's name, address and
                                                            zip code)
---------------------------------------------------         -------------------------------------------------

Date:  ____________  Your Signature:  __________________________________

------------------------------------------------------------------------
(Sign exactly as your name appears on the other side of this Note)

Signature Guaranteed

------------------------------------
Participant in a Recognized Signature
Guarantee Medallion Program

By:  ________________________________
                 Authorized Signatory

The signature(s) must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Exchange Act.

                                      A-1

                                                                         Annex B

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

------------------------------------------------------------------------------------------------------------
   DATE OF EXCHANGE    AMOUNT OF DECREASE    AMOUNT OF INCREASE   PRINCIPAL AMOUNT OF      SIGNATURE OF
                                                IN PRINCIPAL       THIS GLOBAL NOTE         AUTHORIZED
                       IN PRINCIPAL AMOUNT     AMOUNT OF THIS       FOLLOWING SUCH         SIGNATORY OF
                       OF THIS GLOBAL NOTE       GLOBAL NOTE      DECREASE OR INCREASE        TRUSTEE
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                                      B-1

                                                                         Annex C

                      OPTION OF HOLDER TO ELECT REPURCHASE

If you want to elect to have this Note purchased by the Company pursuant to
Article III of the Supplemental Indenture, check the box: [ ]

If you want to elect to have only part of this Note purchased by the Company pursuant to Article III of the Supplemental Indenture, state the amount in
Original Principal Amount (must be an integral multiple of $1,000):
$___________.

Date: __________________________

Your Signature:  __________________________________________________
             (Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:  ___________________________________

The signature(s) must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Exchange Act.

                                      C-1